                                                                                                                                      2

FREE WRITING PROSPECTUS
PART I of II
Filed pursuant to Rule 433
-----------------------------------------------------------------------------------------------------------------------------------------------

                                                          $809,499,000 (APPROXIMATE)

                                                           GMAC RFC [GRAPHIC OMITTED]

                                                      HOME EQUITY LOAN-BACKED TERM NOTES,
                                                           SERIES 2007-HSA3

                                             RESIDENTIAL FUNDING MORTGAGE SECURITIES II, INC.
                                                    DEPOSITOR (SEC FILE NO. 333-140605)
                                                                 Depositor

                                                     RESIDENTIAL FUNDING COMPANY, LLC
                                                        SELLER AND MASTER SERVICER

                                                               MAY 21, 2007

                                                      GMAC RFC Securities [GRAPHIC OMITTED]

                ANY TRANSACTIONS IN THE OFFERED NOTES WILL BE EFFECTED THROUGH RESIDENTIAL FUNDING SECURITIES, LLC

EXPECTED TIMING:                  Pricing Date:                                On or about  May 23, 2007
                                  Settlement Date:                             On or about  May 30, 2007
                                  First Payment Date:                          June 25, 2007

STRUCTURE:                        Fixed Rate HEL:                              O/C and MBIA Wrap
                                  Adjustable Rate HELOC:                       O/C and MBIA Wrap
                                  Rating Agencies:                             Moody's, S&P and Fitch

RESIDENTIAL FUNDING MORTGAGE SECURITIES, II, INC.
HOME EQUITY LOAN PASS-THROUGH NOTES, SERIES 2007-HSA3

This Information was prepared by Residential Funding Securities, LLC, in its capacity as underwriter.  This information should be considered only after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information, which should be attached.  Do not use or rely on this information if you have not received and reviewed this Statement.  You may obtain a copy of the Statement from your sales representative.

---------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                                      3

                    STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES, AND OTHER INFORMATION

Any transactions in the notes will be effected through Residential Funding Securities, LLC.

The information herein has been provided solely by Residential Funding Securities, LLC ("RFS") based on information with respect to the home equity loans provided by Residential Funding Company, LLC ("RFC") and its affiliates. RFS is a wholly owned subsidiary of RFC.

Neither the issuing entity nor any of its affiliates prepared, provided, approved or verified any statistical or numerical information presented herein, although that information may be based in part on loan level data provided by the issuing entity or its affiliates.

THE  DEPOSITOR  HAS  FILED A  REGISTRATION  STATEMENT  (INCLUDING  A  PROSPECTUS)  WITH  THE SEC FOR THE  OFFERING  TO  WHICH  THIS
COMMUNICATION  RELATES.  BEFORE YOU INVEST,  YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION  STATEMENT AND OTHER DOCUMENTS THE
DEPOSITOR HAS FILED WITH THE SEC FOR MORE COMPLETE  INFORMATION  ABOUT THE DEPOSITOR AND THE OFFERING.  YOU MAY GET THESE DOCUMENTS
AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT  WWW.SEC.GOV.  ALTERNATIVELY,  THE DEPOSITOR,  ANY  UNDERWRITER OR ANY DEALER
PARTICIPATING  IN THE OFFERING WILL ARRANGE TO SEND YOU THE  PROSPECTUS AT NO CHARGE IF YOU REQUEST IT BY CALLING  TOLL-FREE  (888)
523-3990.

The notes may not be suitable for all  investors.  RFS and its affiliates  may acquire,  hold or sell positions in these notes,  or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The notes referred to in these materials are being sold when, as and if issued.  The issuing entity is not obligated to issue such notes or any similar security and RFS's obligation to deliver such notes is subject to the terms and conditions of the underwriting agreement with the depositor and the availability of such notes when, as and if issued by the issuing entity.  You are advised that the terms of the notes of any series, and the characteristics of the home equity loan pool backing them, may change (due, among other things, to the possibility that home equity loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different home equity loans may be added to the pool, and that one or more classes of notes may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus for that series.  You are advised that notes may not be issued that have the characteristics described in these materials.  RFS's obligation to sell such notes to you is conditioned on the home equity loans and notes having the characteristics described in these materials.  If for any reason RFS does not deliver such notes, RFS will notify you, and neither the issuing entity nor any underwriter will have any obligation to you to deliver all or any portion of the notes which you have committed to purchase.

Investors are urged to read the base prospectus, free writing prospectus or preliminary prospectus supplement and the prospectus supplement and other relevant documents filed or to be filed with the Securities and Exchange Commission because they contain important information.

This free  writing  prospectus  is being  delivered to you solely to provide you with  information  about the offering of the notes referred  to in this free  writing  prospectus  and to solicit an offer to purchase  the notes,  when,  as and if issued.  Any such offer to purchase made by you will not be accepted and will not  constitute a contractual  commitment by you to purchase any of the notes until we have  accepted  your offer to purchase  notes.  We will not accept any offer by you to purchase  the notes,  and you will not have any  contractual  commitment to purchase any of the notes until after you have received the  preliminary  prospectus.
You may withdraw your offer to purchase  notes at any time prior to our  acceptance  of your offer.  The  information  in this free writing prospectus supersedes any information contained in any prior materials relating to the notes.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

RFS and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the notes mentioned herein or derivatives thereof (including options).  Information in these materials is current as of the date appearing on the material only.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus supersedes information contained in any prior similar free writing prospectus relating to these notes prior to the time of your commitment to purchase any notes.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these notes in any state where such offer, solicitation or sale is not permitted.

All assumptions and information in this report reflect RFS's judgment as of this date and are subject to change.  All analyses are based on certain assumptions noted herein and different assumptions could yield substantially different results. You are cautioned that there is no universally accepted method for analyzing financial instruments. You should review the assumptions;
there may be differences between these assumptions and your actual business practices. Further, RFS does not guarantee any results and there is no guarantee as to the liquidity of the instruments involved in this analysis.

The decision to adopt any strategy remains your responsibility.  RFS (or any of its affiliates) or their officers, directors, analysts or employees may have positions in notes, commodities or derivative instruments thereon referred to here, and may, as principal or agent, buy or sell such notes, commodities or derivative instruments. In addition, RFS may make a market in the notes referred to herein.

Finally,  RFS has not addressed the legal,  accounting and tax implications of the analysis with respect to you, and RFS strongly urges you to seek advice from your counsel, accountant and tax advisor.

                                               RFMSII HOME EQUITY LOAN-BACKED TERM NOTES,
                                                            SERIES 2007-HSA3

                                                       $809,499,000 (APPROXIMATE)

                                          CHARACTERISTICS OF THE NOTES (A)(B)(C)(D)(E)(F)(G)

---------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
CLASS                APPROXIMATE SIZE    INTEREST TYPE   PRINCIPAL TYPE     INTEREST        EXPECTED WAL        EXPECTED PRINCIPAL        FINAL SCHEDULED         EXPECTED RATING (S&P /
                                                                                                                  WINDOW (MONTHS)
                                                                         ACCRUAL BASIS     (YRS) CALL/MAT            CALL/MAT               PAYMENT DATE             MOODY'S / FITCH)
------------------ --------------------- --------------- --------------- --------------- ------------------- -------------------------- --------------------- -------------------------------
A-I-1                      $248,869,000     Floating          SEQ          Act / 360        0.90 / 0.90           1 - 21 / 1 - 21           25-Mar-2022              AAA / Aaa / AAA
A-I-2                       $66,082,000      Fixed            SEQ           30 / 360        2.00 / 2.00          21 - 28 / 21 - 28          25-Apr-2022              AAA / Aaa / AAA
A-I-3                      $100,253,000      Fixed            SEQ           30 / 360        3.00 / 3.00          28 - 47 / 28 - 47          25-May-2025              AAA / Aaa / AAA
A-I-4                       $67,481,000      Fixed            SEQ           30 / 360        5.00 / 5.00          47 - 81 / 47 - 81          25-Jun-2031              AAA / Aaa / AAA
A-I-5                       $31,665,000      Fixed            SEQ           30 / 360        7.05 / 10.45        81 - 85 / 81 - 177          25-May-2037              AAA / Aaa / AAA
A-I-6                       $57,150,000      Fixed            NAS           30 / 360        5.90 / 6.28         37 - 85 / 37 - 176          25-May-2037              AAA / Aaa / AAA
A-II                       $237,999,000     Floating          P/T          Act / 360        2.18 / 2.33          1 - 69 / 1 - 151           25-May-2037              AAA / Aaa / AAA
OFFERED NOTES              $809,499,000
------------------ --------------------- --------------- --------------- --------------- ------------------- -------------------------- --------------------- -------------------------------

NOTES:
(a)      Class sizes subject to a variance of +/-5.0%.
(b)      The WAL and Payment Windows are shown to the optional redemption date (as described herein) and to maturity.  Loan Group I
         Prepayment Speed: 10% CPR in the first month of the life of the home equity loans, building to 28% CPR over the first 12 months, remaining constant at 28% thereafter. Group II Prepayment Speed: 40% CPR, 10% Draw Rate.
(c)      The Note Rate on the Class A-I-1 Notes will be equal to the least of (i) one-month LIBOR plus the related margin, (ii) the
         Group I Net WAC Cap Rate and (iii) 14.00% per annum.
(d)      The Note Rate on the Class A-II Notes will be equal to the least of (i) one-month LIBOR plus the related margin, (ii) the
         Group II Net WAC Cap Rate and (iii) 17.25% per annum.
(e)      The Note Rate for the Class  A-I-5 Notes and Class  A-I-6  Notes will  increase  by 0.50%,  subject to the Group I Net WAC Cap
         Rate, on the second Payment Date following the first possible optional redemption date for the Group I Loans.
(f)      The expected weighted average lives and principal windows are run at the respective pricing speeds.
(g)      For the Class  A-I-1,  A-I-2,  A-I-3  and A-I-4  Notes,  the final  scheduled  Payment  Date will be  calculated  assuming  no prepayments,  losses or  delinquencies  on the home equity loans, no termination of the Trust with respect to either loan group on the related  optional  redemption  date, and a required  overcollateralization  amount of $0. For all other Notes, the final scheduled  Payment Date is the Payment Date in the month  following  the latest  maturing  home equity loan in the related loan group.

                                                          TRANSACTION SUMMARY

DEPOSITOR:                     Residential Funding Mortgage Securities II, Inc.

ISSUER:                        Home Equity Loan Trust 2007-HSA3.

SUBSERVICERS:                  Homecomings Financial, LLC, ("Homecomings") a wholly-owned subsidiary of Residential Funding Company,
                               LLC (the "Seller", "Master Servicer" or "Residential Funding"), an indirect wholly-owned subsidiary of
                               Residential Capital, LLC will subservice approximately 95.3% of the Group I Loans.  Homecomings will subservice approximately 84.5% of the Group II Loans and GMAC Mortgage, LLC ("GMACM") an affiliate of
                               Residential Funding will subservice approximately 15.5% of the Group II Loans.

ORIGINATOR:                    Approximately  34.3% of the Group I Loans were originated by Homecomings and approximately  11.1% of the
                               Group I Loans were originated by CTX Mortgage Company,  LLC.  Approximately  40.3% of the Group II Loans
                               were  originated  by  Homecomings,  approximately  13.9% of the Group II Loans were  originated by First
                               National  Bank of Nevada  and  approximately  13.7% of the Group II Loans were  originated  by Home Loan
                               Center, Inc.

MASTER SERVICER:               Residential Funding Company, LLC.

ADVANCES:                      There is no required  advancing  of  delinquent  principal  or interest on the home equity  loans by the
                               Master Servicer,  the Subservicer,  the Indenture Trustee the Owner Trustee,  the Credit Enhancer or any
                               other entity.

JOINT LEAD UNDERWRITERS:       Residential Funding Securities, LLC and Credit Suisse Securities (USA) LLC.

INDENTURE TRUSTEE:             LaSalle Bank National Association.

OWNER TRUSTEE:                 Wilmington Trust Company.

RATING AGENCIES:               Standard and Poor's, a division of The McGraw Hill Companies, Inc. ("S&P"),  Moody's Investors
                               Service, Inc. ("Moody's") and Fitch Ratings (Fitch) will rate the Offered Notes.

CREDIT ENHANCER:               MBIA Insurance Corporation ("MBIA") is rated Aaa by Moody's, AAA by S&P and AAA by Fitch.

OFFERED NOTES:                 $248,869,000  adjustable-rate  Class A-I-1 Notes and  $322,631,000  fixed-rate Class A-I-2 Notes through
                               Class A-I-6 Notes  (together  with the Class A-I-1  Notes,  the "CLASS I NOTES").  The Class I Notes are
                               primarily  backed by  closed-end  fixed-rate  home  equity  loans  (the  "HELS" or the "Group I Loans").
                               $237,999,000  adjustable-rate  Class A-II  Notes,  the  "CLASS  A-II  NOTES").  The Class A-II Notes are
                               primarily  backed by adjustable  rate home equity  revolving lines of credit (the "HELOCS" or the "Group
                               II Loans").  The HELs and the HELOCs are  referred  to  collectively  as the "home  equity  loans".  The
                               Class I Notes and the Class  A-II  Notes  collectively  (the  "OFFERED  NOTES")  will be  offered by the prospectus supplement.

VARIABLE FUNDING NOTES:        The trust will also issue  Class A-II  Variable  Funding  Notes  primarily  backed by the Group II Loans
                               (the  "CLASS  A-II  VARIABLE  FUNDING  NOTES").  These  Class A-II  Variable  Funding  Notes will not be offered by the prospectus supplement.

                               The Class A-II  Variable  Funding  Notes,  together  with the Class A-II Notes,  are  referred to as the
                               "CLASS II NOTES" and the Class II Notes together with the Class I Notes are referred to as the "NOTES."

FEDERAL TAX STATUS:            The Class I Notes will be designated as REMIC regular interests for tax purposes and the Class A-II
                               Notes will be characterized as indebtedness.

FORM OF REGISTRATION:          The Offered Notes will be available in book-entry form through DTC, Clearstream, Luxembourg and the
                               Euroclear System in same day funds.

MINIMUM DENOMINATIONS:         The Offered Notes will be made available in minimum denominations of $100,000.

CUT-OFF DATE:                  May 1, 2007.

CLOSING DATE:                  On or about May 30, 2007.

PAYMENT DATE:                  The 25th day of each month (or if not a business day, the next  succeeding  business day)  commencing in
                               June 2007.

ACCRUED INTEREST:              The price to be paid by  investors  for the Class  A-I-1  Notes and Class A-II  Notes  will not  include accrued interest  (settling  flat). The price to be paid by investors for the Class A-I-2,  Class A-I-3,
                               Class A-I-4,  Class A-I-5 and Class A-I-6 Notes will include  accrued  interest from the Cut-off Date up to, but not including, the Closing Date.

ERISA CONSIDERATIONS:          Subject to the considerations contained in the base prospectus, the Offered Notes may be eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

                               See "ERISA Considerations" in the base prospectus.

SMMEA ELIGIBILITY:             The Offered Notes will not be SMMEA eligible.

OPTIONAL REDEMPTION:           With  respect  to the Group I Loans and Group II Loans,  the  Master  Servicer  will have the  option to purchase all of the  remaining  home equity loans in such loan group or all of the related  Notes on the
                               Payment  Date on which the  aggregate  principal  balance  of the home  equity  loans in such loan group after  applying  payments  received in the related  collection  period falls below or is equal to 10% of their  original  aggregate  principal  balance as of the Cut-off Date. An optional  redemption  effected with respect to Group I Loans or Group II Loans will not require an optional  redemption  to be effected in the other group.

PRICING PREPAYMENT
SPEED:                         The Offered Notes will be priced based on the following collateral prepayment assumptions:

                               GROUP I LOANS:  10% CPR in the first  month of the life of the home  equity  loans,  building to 28% CPR over the first 12 months, remaining constant at 28% thereafter.

                               GROUP II LOANS: 40% CPR, 10% Draw Rate.

COLLATERAL DESCRIPTION:        The information  below regarding each loan group is based on a preliminary pool of assets.  The weighted average characteristics of the final pools are not expected to materially change at closing.

                               The Group I Loans,  "HELS" are comprised of 11,548  fixed-rate,  closed-end  home equity loans  totaling
                               $609,375,226  as of the  Cut-off  Date,  secured  primarily  by  second  liens  on one-  to  four-family residential  properties,  with  CLTVs not in excess of 100%.  The  aggregate  principal  balance  of the
                               Group I Loans as of the Cut-off Date is expected to be approximately $600,000,000.

                               The Group II Loans,  "HELOCS" are  comprised of 4,151  adjustable-rate,  revolving  home equity lines of credit  totaling  $240,160,641  as of the Cut-off  Date,  secured  primarily  by second liens on one- to four-family  residential  properties,  with CLTVs not in excess of 100%. The aggregate principal balance of the Group II Loans as of the Cut-off Date is expected to be approximately $240,000,000.

INTEREST ACCRUAL PERIOD:       Class A-I-1 Notes and Class II Notes: from and including the preceding Payment Date (or, for the first
                               Payment Date, the Closing Date) to but excluding the related Payment Date on an actual/360 basis.

                               Class A Notes  (other than the Class A-I-1 and Class II Notes):  calendar  month  preceding  the related
                               Payment Date on a 30/360 basis.

PAYMENT DELAY:                 For the Class A Notes  (other than the Class A-I-1 Notes and Class A-II Notes):  24 days.  For the Class
                               A-I-1 Notes and Class A-II Notes: 0 days.

CLASS A NOTES:                 The  "CLASS  A-I-1 NOTE  RATE"  will be equal to the least of (a) 1-mo.  LIBOR plus [ ]% per annum,  (b)
                               the Group I Net WAC Cap Rate and (c) 14.00% per annum.

                               The  "CLASS  A-II NOTE RATE"  will be equal to the least of (a) 1-mo.  LIBOR  plus [ ]% per  annum,  (b)
                               the Group II Net WAC Cap Rate and (c) 17.25% per annum.

                               The Note Rates for Class  A-I-2 Notes  through  Class A-I-6 Notes will be equal to the lesser of (a) the related fixed-rate coupon for each Class and (b) the Group I Net WAC Cap Rate.

STEP-UP COUPON:                The Note Rates for the Class A-I-5 Notes and Class  A-I-6 Notes will  increase by 0.50%,  subject to the
                               Group I Net WAC Cap Rate, on the second Payment Date following the first  possible  optional  redemption date for HELs.

NET MORTGAGE
RATE:                          The "NET MORTGAGE RATE" for any home equity loan equals the mortgage rate minus the subservicing fee.

GROUP I NET WAC
CAP RATE:                      The "Group I Net WAC Cap Rate"  will equal (i) the  weighted  average of the Net  Mortgage  Rates of the
                               Group I Loans as of the first day of the month  preceding  the month in which such  payment  date occurs minus  (ii) the  product of (a) the rate at which the Group I Policy  premium is paid and (b) a fraction expressed as a percentage  the  numerator of which is the  principal  balance of the Class I Notes as of the related payment date and the denominator of which is the aggregate Stated  Principal  Balance of the
                               Group I Loans as of the related  payment  date.  With respect to the Class A-I-1 Notes,  the Group I Net
                               WAC Cap Rate is further  adjusted by multiplying  that rate by a fraction,  the numerator of which is 30 and the denominator of which is the actual number of days in the related Interest Accrual Period.

GROUP I NET WAC
CAP SHORTFALL:                 On any Payment Date and with  respect to any class of Notes,  the excess,  if any, of (x) interest  that would have  accrued on such Notes at the  applicable  note rate without  application  of the Group I Net
                               WAC Cap Rate over (y) interest accrued thereon at the Group I Net WAC Cap Rate.

GROUP II NET WAC
CAP RATE:                      The "Group II Net WAC Cap Rate" will equal (i) the  weighted  average of the Net  Mortgage  Rates of the
                               Group II Loans as of the first day of the month  preceding  the month in which such  payment date occurs minus  (ii) the  product of (a) the rate at which the Group II Policy premium is paid and (b) a fraction expressed as a percentage  the numerator of which is the  principal  balance of the Class II Notes as of the related payment date and the denominator of which is the aggregate Stated  Principal  Balance of the
                               Group II Loans as of the related  payment date.  With respect to the Class A-II Notes,  the Group II Net
                               WAC Cap Rate is further  adjusted by multiplying  that rate by a fraction,  the numerator of which is 30 and the denominator of which is the actual number of days in the related Interest Accrual Period.

GROUP II NET WAC
CAP SHORTFALL:                 On any Payment Date and with  respect to the Class II Notes,  the excess,  if any, of (x) interest  that would have accrued on the Class II Notes at the  applicable  note rate without  application of the Group
                               II Net WAC Cap Rate over (y) interest accrued thereon at the Group II Net WAC Cap Rate.

GROUP I POLICY AND
THE GROUP II POLICY:           The  financial  guaranty  insurance  policy  issued by MBIA (the  "GROUP I POLICY")  will  provide  100%
                               coverage of timely interest,  principal  portions of any allocated realized losses, and ultimate payment of principal by the latest  stated final  maturity  date for the Class I Notes.  THE GROUP I POLICY WILL
                               NOT COVER ANY  PREPAYMENT  INTEREST  SHORTFALLS  OR RELIEF ACT  SHORTFALLS  NOR ANY REDUCTION IN ACCRUED
                               INTEREST DUE TO THE  APPLICATION OF THE GROUP I NET WAC CAP RATE  APPLICABLE TO THE CLASS I NOTES AND IS
                               FOR THE BENEFIT OF THE CLASS I NOTEHOLDERS ONLY.

                               The  financial  guaranty  insurance  policy  issued by MBIA (the "GROUP II POLICY")  will  provide  100%
                               coverage of timely interest,  principal  portions of any allocated realized losses, and ultimate payment of principal by the latest stated final  maturity date for the Class II Notes.  THE GROUP II POLICY WILL
                               NOT COVER ANY  PREPAYMENT  INTEREST  SHORTFALLS  OR RELIEF ACT  SHORTFALLS  NOR ANY REDUCTION IN ACCRUED
                               INTEREST DUE TO THE  APPLICATION  OF THE GROUP II NET WAC CAP RATE  APPLICABLE TO THE CLASS II NOTES AND
                               IS FOR THE BENEFIT OF THE CLASS II NOTEHOLDERS ONLY.

CREDIT ENHANCEMENT:            CLASS I NOTES:

                                o        Excess interest, from the Group I Loans
                                o        Overcollateralization and
                                o        The Group I Policy.

                               CLASS II NOTES:

                                o        Excess interest, from the Group II Loans
                                o        Overcollateralization and
                                o        The Group II Policy.

EXCESS INTEREST:               Because the  mortgagors  are expected to pay more interest on the home equity loans than is necessary to pay interest on the related  Notes,  along with fees and expenses of the trust each month,  there may be excess  interest.  On each Payment Date this excess  interest from the related loan group may be used to protect the Notes  against most types of losses by making an  additional  payment of principal up to the amount of the losses.  Excess  interest from the  non-related  loan group will not be available to cover any of these losses.
GROUP I
OVERCOLLATERALIZATION
(SUBJECT TO CHANGE):           On the Closing  Date,  the initial  Group I  Overcollateralization  Amount for the Group I Loans will be equal to 4.75%.  Beginning on the seventh  Payment Date,  excess interest from the Group I Loans will be applied,  to the extent not used to cover current or previously  unpaid  losses,  and to pay the premium to the Credit  Enhancer on the Group I Policy or  reimburse  the Credit  Enhancer for prior draws on the
                               Group I Policy,  and to make  accelerated  payments of principal  to the Class I Notes then  entitled to receive  payments of principal,  until the principal  balance of the Group I Loans exceeds the aggregate principal  balance  of the Class I Notes by a  specified  amount.  This  excess  represents  the Group I
                               Overcollateralization  Amount.  Initially,  the Group I Required  Overcollateralization  Amount  will be equal to 7.75% of the  aggregate  principal  balance of the Group I Loans as of the  Cut-off  Date.  The
                               Group I Required Overcollateralization Amount may decrease in the future pursuant to the indenture.
GROUP II
OVERCOLLATERALIZATION
(SUBJECT TO CHANGE):           On the Closing Date,  the initial Group II  Overcollateralization  Amount for the Group II Loans will be equal to 0.90%.  Beginning on the seventh  Payment  Date,  Excess  Interest from the Group II Loans will be  applied,  to the  extent not used to cover  current  or  previously  unpaid  losses,  and to pay the premium to the Credit  Enhancer on the Group II Policy or reimburse the Credit  Enhancer for prior draws on the Group II Policy,  and to make  accelerated  payments of principal to the Class II Notes  entitled to  receive  payments  of  principal,  until the  principal  balance of the Group II Loans  exceeds  the aggregate  principal  balance of the Class II Notes by a specified  amount.  This excess  represents the
                               Group II Overcollateralization  Amount.  Initially, the Group II Required  Overcollateralization  Amount
                               will be equal to 3.10% of the aggregate  principal balance of the Group II Loans as of the Cut-off Date.
                               The  Group II  Required  Overcollateralization  Amount  may  decrease  in the  future  pursuant  to the indenture.

GROUP I REQUIRED
OVERCOLLATERALIZATION
AMOUNT
(SUBJECT TO CHANGE):           With  respect  to any  Payment  Date  prior  to the  Group  I  Stepdown  Date,  the  "GROUP  I  REQUIRED
                               OVERCOLLATERALIZATION  AMOUNT" will equal 7.75% of the aggregate  balance of the Group I Loans as of the
                               Cut-off  Date.  With  respect to any  Payment  Date on or after the Group I Stepdown  Date,  the Group I
                               Required  Overcollateralization  Amount  will  equal the  lesser  of (a) the  initial  Group I  Required
                               Overcollateralization  Amount  and (b) 15.50% of the  then-current  aggregate  principal  balance of the
                               Group I Loans,  subject to the Group I  Overcollateralization  Floor and to the  satisfaction of certain conditions specified in the indenture.

GROUP II REQUIRED
OVERCOLLATERALIZATION
AMOUNT
(SUBJECT TO CHANGE):           With  respect  to any  Payment  Date  prior to the  Group II  Stepdown  Date,  the  "GROUP  II  REQUIRED
                               OVERCOLLATERALIZATION  AMOUNT"  will  equal  3.10% of the  aggregate  principal  balance of the Group II
                               Loans as of the  Cut-off  Date.  With  respect  to any  Payment  Date on or after the Group II  Stepdown
                               Date,  the Group II  Required  Overcollateralization  Amount  will equal the  lesser of (a) the  initial
                               Group II Required  Overcollateralization  Amount and (b) 6.20% of the then-current  aggregate  principal balance  of the  Group  II  Loans,  subject  to the  Group  II  Overcollateralization  Floor  and to the
                               satisfaction of certain conditions specified in the indenture.

GROUP I
OVERCOLLATERALIZATION
FLOOR:                         An amount  equal to 0.50% of the  aggregate  principal  balance  of the Group I Loans as of the  Cut-off
                               Date.

GROUP II
OVERCOLLATERALIZATION
FLOOR:                         An amount  equal to 0.50% of the  aggregate  principal  balance of the Group II Loans as of the  Cut-off
                               Date.

GROUP I STEPDOWN
DATE:                          The  later of (a) the  December  2009  Payment  Date and (b) the  Payment  Date on which  the  aggregate principal  balance of the Group I Loans after  applying  payments  received  in the  related  collection period  is less  than 50% of the  initial  aggregate  principal  balance  of the Group I Loans as of the
                               Cut-off Date, subject to the satisfaction of certain conditions specified in the indenture.

GROUP II STEPDOWN
DATE:                          The  later of (a) the  December  2009  Payment  Date and (b) the  Payment  Date on which  the  aggregate principal  balance of the Group II Loans after  applying  payments  received  in the related  collection period is less than 50% of the initial  aggregate  principal  balance of the Group II Mortgage  Loans as of the Cut-off Date, subject to the satisfaction of certain conditions specified in the indenture.

GROUP I PRIORITY OF DISTRIBUTIONS:

                  On each Payment Date,  principal and interest  collections  with respect to the Group I Loans and payments made under the Group I Policy will be allocated from the payment account in the following order of priority:

(1)      To pay accrued interest due on the Class I Notes pro rata, as reduced by any prepayment interest  shortfalls,  Group I Net WAC
         Cap Shortfalls and Relief Act shortfalls;
(2)      To pay as principal on the Class I Notes,  an amount equal to the principal  collection  distribution  amount for such Payment
         Date,  which  will be  reduced  if  necessary  so that  after  such  Payment  Date  the  amount  of  Group I
         Overcollateralization will not be greater than the Group I Required Overcollateralization Amount;
(3)      To pay as principal on the Class I Notes,  an amount equal to the Group I liquidation  loss  distribution  amount with respect to the Class I Notes for such Payment Date;
(4)      To pay the Credit  Enhancer  the premium for the Group I Policy and any  previously  unpaid  premiums  for the Group I Policy, with interest;
(5)      To reimburse  the Credit  Enhancer for prior draws made on the Group I Policy,  other than those  attributable  to excess loss amounts, with interest;
(6)      Beginning in the Payment Date in December 2007 and for any  Distribution  Date thereafter,  to pay as additional  principal on the Class I Notes,  an amount  from  excess  interest  on the Group I Loans,  to bring the amount of Group I
         Overcollateralization up to the Group I Required Overcollateralization Amount for such Payment Date;
(7)      To pay the Credit Enhancer any other amounts owed to it under the insurance agreement with respect to the Group I Policy;
(8)      To pay the Class I Notes any  prepayment  interest  shortfalls  on the Group I Loans  with  respect to the  current  period or remaining unpaid from any previous collection periods with interest;
(9)      To pay the Class I Notes,  pro rata, any current period and previously  unpaid Group I Net WAC Cap Shortfalls,  with interest, based on the related shortfall amounts;
(10)     To pay the Class I Notes current period Relief Act shortfalls with respect to the Group I Loans; and
(11)     To pay any remaining amounts to the Class SB certificateholders.

GROUP II PRIORITY OF DISTRIBUTIONS:

                  On each Payment Date,  principal and interest  collections with respect to the Group II Loans and payments made under the Group II Policy will be allocated from the payment account in the following order of priority:

(1)      To pay accrued  interest on the Class A-II Notes and the Class A-II Variable  Funding Notes, pro rata, as reduced by any Group
         II Net WAC Cap Shortfalls or Relief Act shortfalls;
(2)      To pay principal on the Class A-II Notes and Class A-II  Variable  Funding  Notes,  pro rata, an amount equal to the principal collection  distribution  amount with respect to the Class A-II Notes,  for that Payment Date, which will be reduced if necessary so that after such Payment Date the amount of Group II  Overcollateralization  will not be greater than the Group II Required Overcollateralization Amount;
(3)      To pay as  principal  on the Class  A-II  Notes and Class  A-II  Variable  Funding  Notes,  pro rata,  an amount  equal to the liquidation loss distribution amount for such Payment Date;
(4)      To pay the Credit  Enhancer the premium for the Group II Policy and any  previously  unpaid  premiums for the Group II Policy, with interest;
(5)      To  reimburse  the Credit  Enhancer  for certain  prior draws made on the Group II Policy,  other than those  attributable  to excess loss amounts, with interest;
(6)      Beginning in the Payment Date in December  2007 and for any Payment Date  thereafter,  to pay as  additional  principal on the
         Class A-II Notes and Class A-II Variable  Funding  Notes,  pro rata,  an amount from excess  interest on the
         Group  II  Loans,  to  bring  the  amount  of Group II  Overcollateralization  up to the  Group II  Required
         Overcollateralization Amount for that Payment Date;
(7)      To pay the Credit Enhancer any other amounts owed to it under the insurance agreement with respect to the Group II Policy;
(8)      To pay the Class A-II Notes and Class A-II Variable  Funding Notes,  pro rata, any current period and previously  unpaid Group
         II Net WAC Cap Shortfalls, with interest, based on the related shortfall amounts;
(9)      To pay the holders of the Class A-II Notes and Class A-II Variable  Funding Notes current  period Relief Act  shortfalls  with respect to the Group II Loans; and
(10)     To pay any remaining amounts to the Class SB certificateholders.

PRINCIPAL DISTRIBUTIONS:       GROUP I:

                               Amounts  distributable  as  principal  on the Class I Notes on each  Payment  Date  will be  distributed first,  to the holders of the Class A-I-6 Notes  based on the  Lockout  Distribution  Percentage  of the principal  collection  distribution  amount,  until the  principal  balance of the Class A-I-6 Notes has been reduced to zero;  second,  to the holders of the Class A-I-1 Notes,  until the principal balance of the Class A-I-1 Notes has been reduced to zero;  third,  to the holders of the Class A-I-2 Notes,  until the principal  balance of the Class A-I-2 Notes has been reduced to zero;  fourth, to the holders of the
                               Class A-I-3  Notes,  until the  principal  balance of the Class  A-I-3  Notes has been  reduced to zero;
                               fifth,  to the holders of the Class A-I-4 Notes,  until the  principal  balance of the Class A-I-4 Notes has been reduced to zero;  sixth, to the holders of the Class A-I-5 Notes,  until the principal  balance of the Class  A-I-5  Notes has been  reduced to zero;  and  seventh,  to the  holders of the Class A-I-6
                               Notes, until the principal balance of the Class A-I-6 Notes has been reduced to zero.

                               GROUP II:

                               On each Payment Date, the principal  collection  distribution  amount for the Class A-II Notes and Class
                               A-II  Variable  Funding  Notes will be  distributed  to the Class  A-II  Notes and Class  A-II  Variable
                               Funding Notes pro rata and will equal:

                               (a) Net Principal Collections from the Group II Loans, if the Payment Date is during the Revolving Period and an amortization event has not occurred; or
                               (b) Principal  collections  from the Group II Loans,  if the Payment Date is after the Revolving  Period or an amortization event has occurred.

LOCKOUT
DISTRIBUTION PERCENTAGE:       For the Class A-I-6 Notes and any Payment Date, the percentage indicated below of the Lockout Note
                               Percentage for such Payment Date:

                               Payment Date Occurring In
                               June 2007 through May 2010                             0%
                               June 2010 through May 2012                             45%
                               June 2012 through May 2013                             80%
                               June 2013 through May 2014                             100%
                               June 2014 and thereafter                               300%

LOCKOUT NOTE
PERCENTAGE:                    For the Class A-I-6 Notes and any Payment Date,  the  percentage  equal to the principal  balance of the
                               Class A-I-6 Notes immediately  prior to such Payment Date divided by the aggregate  principal balance of the Class I Notes immediately prior to such Payment Date.

NET PRINCIPAL
COLLECTIONS:                   With  respect to the Group II Loans and on any  Payment  Date,  the  excess,  if any,  of (x)  principal collections  with respect to the Group II Loans for such Payment Date over (y) the  aggregate  amount of additional  balances for such loan group accumulated  during the related  collection period and conveyed to the trust.

REVOLVING PERIOD:              The period commencing on the Closing Date and ending on May 31, 2012.

                                                        RATING AGENCY CONTACTS

                                                            NAME                                                                               PHONE EXTENSION
 MOODY'S:                                                  Peter Genis                                                                          (212) 553-7764

 S&P:                                                      Ann Rossmann                                                                         (212) 438-2610

 FITCH:                                                    Padma Rajagopal                                                                     (212) 908-0376

                                                                                                         [GRAPHIC OMITTED]
RESIDENTIAL FUNDING MORTGAGE SECURITIES, II, INC.
HOME EQUITY LOAN PASS-THROUGH CERTIFICATES, SERIES 2007-HSA3
This Information was prepared by Residential Funding Securities, LLC, in its capacity as underwriter.  This information should be considered only after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates and
Other Information, which should be attached.  Do not use or rely on this information if you have not received and reviewed this Statement.  You may obtain a copy of the Statement from your sales representative.

FREE WRITING PROSPECTUS
PART II of II
Filed pursuant to Rule 433
----------------------------------------------------------------------------------------------------------------------------------

                                                    $809,499,000 (APPROXIMATE)

                                                    GMAC RFC  [GRAPHIC OMITTED]

                                           HOME EQUITY LOAN PASS-THROUGH CERTIFICATES,
                                                     SERIES 2007-HSA3

                                      RESIDENTIAL FUNDING MORTGAGE SECURITIES II, INC.
                                             DEPOSITOR (SEC FILE NO. 333-140605)
                                                          Depositor

                                              RESIDENTIAL FUNDING COMPANY, LLC
                                                 SELLER AND MASTER SERVICER

                                                        MAY 21, 2007

                                               GMAC RFC Securities [GRAPHIC OMITTED]

                ANY TRANSACTIONS IN THE OFFERED CERTIFICATES WILL BE EFFECTED THROUGH RESIDENTIAL FUNDING SECURITIES, LLC

EXPECTED TIMING:                  Pricing Date:                                On or about  May 23, 2007
                                  Settlement Date:                             On or about  May 30, 2007
                                  First Distribution Date:                     June 25, 2007

STRUCTURE:                        Fixed Rate HEL:                              O/C and MBIA Wrap
                                  Adjustable Rate HELOC:                       O/C and MBIA Wrap
                                  Rating Agencies:                             Moody's and S&P

             STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES, AND OTHER INFORMATION

Any transactions in the notes will be effected through Residential Funding Securities, LLC.

The information herein has been provided solely by Residential Funding Securities, LLC ("RFS") based on information with respect to the home equity loans provided by Residential Funding Company, LLC ("RFC") and its affiliates. RFS is a wholly owned subsidiary of RFC.

Neither the issuing entity nor any of its affiliates prepared, provided, approved or verified any statistical or numerical information presented herein, although that information may be based in part on loan level data provided by the issuing entity or its affiliates.

THE  DEPOSITOR HAS FILED A  REGISTRATION  STATEMENT  (INCLUDING A PROSPECTUS)  WITH THE SEC FOR THE OFFERING TO WHICH
THIS  COMMUNICATION  RELATES.  BEFORE YOU INVEST,  YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION  STATEMENT AND
OTHER  DOCUMENTS  THE  DEPOSITOR  HAS FILED WITH THE SEC FOR MORE  COMPLETE  INFORMATION  ABOUT THE DEPOSITOR AND THE
OFFERING.  YOU MAY GET  THESE  DOCUMENTS  AT NO  CHARGE  BY  VISITING  EDGAR  ON THE  SEC  WEB  SITE AT  WWW.SEC.GOV.
ALTERNATIVELY,  THE DEPOSITOR,  ANY UNDERWRITER OR ANY DEALER  PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU
THE PROSPECTUS AT NO CHARGE IF YOU REQUEST IT BY CALLING TOLL-FREE (888) 523-3990.

The notes may not be suitable  for all  investors.  RFS and its  affiliates  may acquire,  hold or sell  positions in these notes,  or in related  derivatives,  and may have an  investment or commercial  banking  relationship  with the depositor.

The notes referred to in these materials are being sold when, as and if issued.  The issuing entity is not obligated to issue such notes or any similar security and RFS's obligation to deliver such notes is subject to the terms and conditions of the underwriting agreement with the depositor and the availability of such notes when, as and if issued by the issuing entity.  You are advised that the terms of the notes of any series, and the characteristics of the home equity loan pool backing them, may change (due, among other things, to the possibility that home equity loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different home equity loans may be added to the pool, and that one or more classes of notes may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus for that series.  You are advised that notes may not be issued that have the characteristics described in these materials.
RFS's obligation to sell such notes to you is conditioned on the home equity loans and notes having the characteristics described in these materials.  If for any reason RFS does not deliver such notes, RFS will notify you, and neither the issuing entity nor any underwriter will have any obligation to you to deliver all or any portion of the notes which you have committed to purchase.

Investors are urged to read the base prospectus, free writing prospectus or preliminary prospectus supplement and the prospectus supplement and other relevant documents filed or to be filed with the Securities and Exchange
Commission because they contain important information.

This free writing  prospectus is being delivered to you solely to provide you with information  about the offering of the notes  referred to in this free writing  prospectus  and to solicit an offer to purchase the notes,  when, as and if issued.  Any such  offer to  purchase  made by you will not be  accepted  and will not  constitute  a  contractual commitment  by you to purchase  any of the notes until we have  accepted  your offer to purchase  notes.  We will not accept any offer by you to purchase the notes,  and you will not have any  contractual  commitment to purchase any of the notes until after you have received the  preliminary  prospectus.  You may withdraw your offer to purchase  notes at any time prior to our acceptance of your offer.  The  information in this free writing  prospectus  supersedes any information contained in any prior materials relating to the notes.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

RFS and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the notes mentioned herein or derivatives thereof (including options).  Information in these materials is current as of the date appearing on the material only.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus supersedes information contained in any prior similar free writing prospectus relating to these notes prior to the time of your commitment to purchase any notes.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these notes in any state where such offer, solicitation or sale is not permitted.

All assumptions and information in this report reflect RFS's judgment as of this date and are subject to change.
All analyses are based on certain assumptions noted herein and different assumptions could yield substantially different results. You are cautioned that there is no universally accepted method for analyzing financial instruments. You should review the assumptions; there may be differences between these assumptions and your actual business practices. Further, RFS does not guarantee any results and there is no guarantee as to the liquidity of the instruments involved in this analysis.

The decision to adopt any strategy remains your responsibility.  RFS (or any of its affiliates) or their officers, directors, analysts or employees may have positions in notes, commodities or derivative instruments thereon referred to here, and may, as principal or agent, buy or sell such notes, commodities or derivative instruments. In addition, RFS may make a market in the notes referred to herein.

Finally,  RFS has not addressed the legal,  accounting and tax  implications of the analysis with respect to you, and RFS strongly urges you to seek advice from your counsel, accountant and tax advisor.

                                                      STATISTICAL COLLATERAL SUMMARY - HSA3 - GROUP I (CLOSED-END)
                                                                            (as of the Statistical Cut-off Date)

                                                                                 SUMMARY STATISTICS                                   RANGE (IF APPLICABLE)

NUMBER OF LOANS:                                                                       11,548
                                                                                                                             Minimum                   Maximum

AGGREGATE CURRENT PRINCIPAL BALANCE:                                                $609,375,226
AVERAGE CURRENT PRINCIPAL BALANCE:                                                     $52,769                                 $47                     $649,033

AGGREGATE ORIGINAL PRINCIPAL BALANCE:                                               $611,326,144
AVERAGE ORIGINAL PRINCIPAL BALANCE:                                                    $52,938                               $7,500                    $650,000

WEIGHTED AVERAGE GROSS LOAN RATE:                                                      10.81%                                 5.55%                     18.68%

WEIGHTED AVERAGE ORIGINAL TERM (MONTHS):                                                 222                                   60                        360
WEIGHTED AVERAGE REMAINING TERM (MONTHS):                                                220                                   58                        360

WEIGHTED AVERAGE ORIGINAL COMBINED LTV:                                                93.80%                                10.00%                    100.00%

WEIGHTED AVERAGE CREDIT SCORE:                                                           704                                   580                       833

WEIGHTED AVERAGE BORROWER DTI:                                                         40.20%                                 2.00%                     63.00%

BALLOON LOANS (% OF TOTAL) :                                                           63.69%

WEIGHTED AVERAGE JUNIOR RATIO:                                                         19.26%                                 1.51%                     76.79%

LIEN POSITION (1ST/2ND):                                                           (0.14%/99.86%)

GEOGRAPHIC DISTRIBUTION (TOP 5):                                     CA                    25.02%
                                                                     FL                    10.84%
                                                                     TX                     5.66%
                                                                     AZ                     5.59%
                                                                     CO                     4.28%

-------------------------------------------------------------- ----------- --------------------------------------------- ---------------- --- --------------------------- ------

CREDIT SCORE RANGE AS OF THE DATE OF ORIGINATION OF GROUP I LOANS
------------------------------------------ --------------- --------------------- ------------------------ ---------------- ------------------ ---------------- -----------------
                                                                                 PERCENTAGE OF LOANS BY       AVERAGE      WEIGHTED AVERAGE      WEIGHTED          WEIGHTED
                                             NUMBER OF         CUT-OFF DATE      CUT-OFF DATE PRINCIPAL      PRINCIPAL       COMBINED LTV         AVERAGE       AVERAGE JUNIOR
CREDIT SCORE RANGE                             LOANS        PRINCIPAL BALANCE            BALANCE              BALANCE            RATIO        RESIDUAL INCOME       RATIO
------------------------------------------ --------------- --------------------- ------------------------ ---------------- ------------------ ---------------- -----------------
Less than 600                                    5                     $171,108           0.03%               $34,222           91.52%            $4,221            17.13%
600 to 619                                       11                     449,116           0.07                40,829             91.10             3,811            20.06
620 to 639                                      615                  29,759,597           4.88                48,390             90.30             8,155            19.19
640 to 659                                     1,063                 54,024,985           8.87                50,823             90.82             7,025            19.33
660 to 679                                     1,955                105,796,775           17.36               54,116             93.98             8,086            19.36
680 to 699                                     2,355                130,855,448           21.47               55,565             94.64             8,639            19.47
700 to 719                                     1,581                 83,610,839           13.72               52,885             94.75             8,083            18.97
720 to 739                                     1,339                 69,994,979           11.49               52,274             94.45             9,399            18.98
740 to 759                                     1,081                 55,853,542           9.17                51,668             93.94             9,305            18.86
760 to 779                                      813                  43,084,457           7.07                52,994             93.56             8,834            20.19
780 to 799                                      513                  25,159,924           4.13                49,045             93.95             9,195            18.63
Greater than or equal to 800                    217                  10,614,458           1.74                48,915             94.71             7,234            19.67
                                           --------------- --------------------- ------------------------ ---------------- ------------------ ---------------- -----------------
TOTAL:                                         11,548              $609,375,226          100.00%              $52,769           93.80%            $8,450            19.26%
                                           --------------- --------------------- ------------------------ ---------------- ------------------ ---------------- -----------------

As of the cut-off date, the weighted average Credit Score of the Loans was approximately 704

MORTGAGE RATES OF GROUP I LOANS
-------------------------------------- ------------- -------------------- --------------------- --------------- ---------------- --------------- --------------- ---------------
                                                                                                                   WEIGHTED         WEIGHTED
                                                                          PERCENTAGE OF LOANS      AVERAGE          AVERAGE         AVERAGE         WEIGHTED        WEIGHTED
                                        NUMBER OF       CUT-OFF DATE        BY CUT-OFF DATE       PRINCIPAL      COMBINED LTV       RESIDUAL        AVERAGE         AVERAGE
RANGE OF MORTGAGE RATE (%)                LOANS       PRINCIPAL BALANCE    PRINCIPAL BALANCE       BALANCE           RATIO           INCOME       CREDIT SCORE    JUNIOR RATIO
-------------------------------------- ------------- -------------------- --------------------- --------------- ---------------- --------------- --------------- ---------------
5.501 to 6.000                              10                  $971,159         0.16%             $97,116          80.34%           $9,270           761            25.06%
6.001 to 6.500                              11                   914,178          0.15              83,107           95.15           8,430            740            18.19
6.501 to 7.000                              24                 1,505,812          0.25              62,742           94.87           6,683            748            17.04
7.001 to 7.500                              67                 3,963,125          0.65              59,151           88.27           23,671           747            17.69
7.501 to 8.000                             365                18,523,791          3.04              50,750           89.58           8,461            736            20.33
8.001 to 8.500                             780                37,196,592          6.10              47,688           92.56           6,501            731            19.88
8.501 to 9.000                             980                52,102,450          8.55              53,166           92.55           7,654            722            20.48
9.001 to 9.500                             942                53,078,910          8.71              56,347           93.12           8,394            718            19.24
9.501 to 10.000                           1,364               67,423,240         11.06              49,431           93.11           7,329            704            19.88
10.001 to 10.500                          1,007               55,382,234          9.09              54,997           93.40           8,143            704            18.66
10.501 to 11.000                          1,009               54,705,921          8.98              54,218           93.22           7,763            699            18.25
11.001 to 11.500                           824                47,995,425          7.88              58,247           93.83           8,653            696            18.80
11.501 to 12.000                           938                53,831,688          8.83              57,390           93.92           10,365           692            18.51
12.001 to 12.500                           958                53,224,426          8.73              55,558           95.89           9,247            691            19.13
12.501 to 13.000                           774                39,591,343          6.50              51,152           96.10           9,278            688            19.65
13.001 to 13.500                           493                24,212,135          3.97              49,112           95.45           8,507            684            19.13
13.501 to 14.000                           454                19,851,464          3.26              43,726           96.07           8,360            687            19.66
14.001 to 14.500                           361                16,415,660          2.69              45,473           96.30           9,047            687            19.35
14.501 to 15.000                           115                 5,256,683          0.86              45,710           96.67           7,517            690            18.77
15.001 to 15.500                            24                   973,445          0.16              40,560           96.66           9,258            700            18.94
15.501 to 16.000                            20                   862,326          0.14              43,116           94.26           23,740           693            19.08
16.001 to 16.500                            16                   800,401          0.13              50,025           96.41           9,327            704            18.67
16.501 to 17.000                            8                    469,112          0.08              58,639           95.35           35,705           687            19.64
17.001 to 17.500                            1                     53,712          0.01              53,712          100.00             NA             650            20.00
17.501 to 18.000                            1                     25,815          0.01              25,815           95.00             NA             679            15.79
18.001 to 18.500                            1                     31,500          0.01              31,500           95.00             NA             660            15.79
18.501 to 19.000                            1                     12,680          0.01              12,680           95.00             NA             678            15.81
                                       ------------- -------------------- --------------------- --------------- ---------------- --------------- --------------- ---------------
TOTAL:                                    11,548            $609,375,226        100.00%            $52,769          93.80%           $8,450           704            19.26%
                                       ------------- -------------------- --------------------- --------------- ---------------- --------------- --------------- ---------------

As of the cut-off date, the Weighted average loan rate of the Loans was approximately 10.81%

PRINCIPAL BALANCES OF GROUP I LOANS
------------------------------------------ -------------- ---------------------- ----------------------- ------------------ ----------------- ---------------- -----------------
                                                                                  PERCENTAGE OF LOANS    WEIGHTED AVERAGE       WEIGHTED         WEIGHTED          WEIGHTED
                                             NUMBER OF        CUT-OFF DATE          BY CUT-OFF DATE        COMBINED LTV         AVERAGE       AVERAGE CREDIT    AVERAGE JUNIOR
RANGE OF PRINCIPAL BALANCE ($)                 LOANS        PRINCIPAL BALANCE      PRINCIPAL BALANCE           RATIO        RESIDUAL INCOME        SCORE            RATIO
------------------------------------------ -------------- ---------------------- ----------------------- ------------------ ----------------- ---------------- -----------------
$0.01 to $25,000.00                            2,210                $40,622,184          6.67%                91.01%             $5,240             706             14.00%
$25,000.01 to $50,000.00                       4,673                172,113,828          28.24                 93.74             5,841              703             17.20
$50,000.01 to $75,000.00                       2,480                151,045,187          24.79                 94.68             7,199              704             18.85
$75,000.01 to $100,000.00                      1,194                104,226,704          17.10                 94.13             8,393              701             20.67
$100,000.01 to $125,000.00                      452                  50,726,584           8.32                 95.95             9,124              706             21.07
$125,000.01 to $150,000.00                      347                  48,529,882           7.96                 93.89             10,951             697             22.21
$150,000.01 to $175,000.00                      64                   10,415,688           1.71                 93.95             10,839             708             25.46
$175,000.01 to $200,000.00                      54                   10,343,428           1.70                 89.48             21,494             709             21.89
$200,000.01 to $225,000.00                      19                    3,998,144           0.66                 97.19             17,688             717             24.64
$225,000.01 to $250,000.00                      19                    4,676,930           0.77                 87.88             29,677             721             26.06
$250,000.01 to $275,000.00                       4                    1,059,928           0.17                 92.31             16,148             682             30.95
$275,000.01 to $300,000.00                      13                    3,869,335           0.63                 91.53             24,274             725             25.96
Greater than $300,000.00                        19                    7,747,405           1.27                 82.15             42,618             718             28.35
                                           -------------- ---------------------- ----------------------- ------------------ ----------------- ---------------- -----------------
TOTAL:                                        11,548               $609,375,226         100.00%               93.80%             $8,450             704             19.26%
                                           -------------- ---------------------- ----------------------- ------------------ ----------------- ---------------- -----------------

As of the cut-off date, the average unpaid principal balance of the Loans was approximately $52,769

ORIGINAL COMBINED LTV RATIO OF GROUP I LOANS
-----------------------------------------------------------------------------------------------------
                                                                                                      ----------------- ------------------ ------------------ ------------------
ORIGINAL COMBINED LTV RATIO (%)     NUMBER OF LOANS       CUT-OFF DATE       PERCENTAGE OF LOANS BY       AVERAGE       WEIGHTED AVERAGE   WEIGHTED AVERAGE   WEIGHTED AVERAGE
                                                                             CUT-OFF DATE PRINCIPAL      PRINCIPAL
                                                       PRINCIPAL BALANCE             BALANCE              BALANCE        RESIDUAL INCOME     CREDIT SCORE       JUNIOR RATIO
----------------------------------- ---------------- ----------------------- ------------------------ ----------------- ------------------ ------------------ ------------------
0.01 - 10.00                               1                        $26,911           0.01%               $26,911              NA                 687                NA
10.01 - 20.00                              3                        156,030           0.03                 52,010             4,965               750               42.26
20.01 - 30.00                              6                        303,426           0.05                 50,571             6,149               693               10.89
30.01 - 40.00                             13                        998,330           0.16                 76,795            33,976               739               51.98
40.01 - 50.00                             33                      1,325,119           0.22                 40,155             5,036               704               27.71
50.01 - 60.00                             48                      3,328,761           0.55                 69,349             6,715               692               33.83
60.01 - 70.00                             147                     9,245,275           1.52                 62,893            21,801               698               25.12
70.01 - 75.00                             154                     9,162,847           1.50                 59,499            17,762               678               23.71
75.01 - 80.00                             390                    23,379,619           3.84                 59,948            16,925               694               20.63
80.01 - 85.00                             446                    17,448,322           2.86                 39,122             9,238               697               16.67
85.01 - 90.00                            3,208                  142,317,627           23.35                44,363             9,924               698               15.32
90.01 - 95.00                            2,363                  119,983,567           19.69                50,776             8,096               711               18.19
95.01 - 100.00                           4,736                  281,699,393           46.23                59,480             6,387               705               21.12
                                    ---------------- ----------------------- ------------------------ ----------------- ------------------ ------------------ ------------------
TOTAL:                                  11,548                 $609,375,226          100.00%              $52,769            $8,450               704              19.26%
                                    ---------------- ----------------------- ------------------------ ----------------- ------------------ ------------------ ------------------

As of the cut-off date, the Weighted average combined LTV ratio based on the current balance of the Loans was approximately 93.80%

JUNIOR RATIO OF GROUP I LOANS
----------------------------------- --------------- ------------------------ ------------------------ ---------------- ------------------- ------------------ ------------------
                                                                             PERCENTAGE OF LOANS BY       AVERAGE
                                      NUMBER OF     CUT-OFF DATE PRINCIPAL   CUT-OFF DATE PRINCIPAL      PRINCIPAL      WEIGHTED AVERAGE   WEIGHTED AVERAGE   WEIGHTED AVERAGE
RANGE OF JUNIOR RATIOS (%)              LOANS               BALANCE                  BALANCE              BALANCE      COMBINED LTV RATIO   RESIDUAL INCOME     CREDIT SCORE
----------------------------------- --------------- ------------------------ ------------------------ ---------------- ------------------- ------------------ ------------------
0.01 - 5.00                              102                     $1,995,673           0.33%               $19,565            75.51%             $48,481              706
5.01 - 10.00                             642                     17,490,177           2.87                27,243             84.45               8,684               701
10.01 - 15.00                           2,660                   104,087,651           17.10               39,131             88.50              10,299               702
15.01 - 20.00                           6,243                   348,377,864           57.25               55,803             97.14               7,569               706
20.01 - 25.00                           1,093                    71,998,686           11.83               65,873             94.49               9,073               704
25.01 - 30.00                            390                     28,281,834           4.65                72,518             90.91               7,877               694
30.01 - 40.00                            276                     22,472,378           3.69                81,422             87.47               8,373               688
40.01 - 50.00                             96                      9,578,660           1.57                99,778             81.54               6,664               711
50.01 - 60.00                             24                      3,040,385           0.50                126,683            80.38               7,638               726
60.01 - 70.00                             7                       1,036,274           0.17                148,039            56.89              30,671               719
70.01 - 80.00                             1                         163,617           0.03                163,617            95.00               4,801               697
                                    --------------- ------------------------ ------------------------ ---------------- ------------------- ------------------ ------------------
TOTAL:                                  11,534                 $608,523,200          100.00%              $52,759            93.87%             $8,458               704
                                    --------------- ------------------------ ------------------------ ---------------- ------------------- ------------------ ------------------

As of the cut-off date, the weighted average junior ratio of the Loans was approximately 19.26%

                                                             ORIGINAL TERM TO SCHEDULED MATURITY OF GROUP I LOANS
--------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                                                                         ------------------ --------------- ----------------- --------------- ---------------- -----------------
RANGE OF ORIGINAL MONTHS TO              NUMBER OF      CUT-OFF DATE       PERCENTAGE OF       AVERAGE          WEIGHTED         WEIGHTED        WEIGHTED          WEIGHTED
                                                                         LOANS BY CUT-OFF                       AVERAGE          AVERAGE
                                                                          DATE PRINCIPAL      PRINCIPAL       COMBINED LTV       RESIDUAL     AVERAGE CREDIT    AVERAGE JUNIOR
SCHEDULED MATURITY                         LOANS      PRINCIPAL BALANCE       BALANCE          BALANCE           RATIO            INCOME           SCORE            RATIO
-------------------------------------- -------------- ------------------ ------------------ --------------- ----------------- --------------- ---------------- -----------------
1-96                                         4                 $169,081        0.03%           $42,270           78.29%           $7,358            688             33.95%
109 - 120                                   38                1,561,023        0.26             41,080           85.49            7,499             702             19.76
169 - 180                                  8,313            416,567,180        68.36            50,110           93.50            8,614             705             19.22
181 - 288                                   144               7,352,376        1.21             51,058           92.10            7,266             698             23.02
289 - 300                                  2,156            132,421,110        21.73            61,420           93.70            7,807             700             18.36
Greater than or equal to 301                893              51,304,456        8.42             57,452           97.08            9,290             701             21.33
                                       -------------- ------------------ ------------------ --------------- ----------------- --------------- ---------------- -----------------
TOTAL:                                    11,548           $609,375,226       100.00%          $52,769           93.80%           $8,450            704             19.26%
                                       -------------- ------------------ ------------------ --------------- ----------------- --------------- ---------------- -----------------

As of the cut-off date, the weighted average original term to maturity of the Loans was approximately 222

REMAINING TERM TO MATURITY OF GROUP I LOANS
-------------------------------------------------------------------------------------------
                                                                                            --------------- ----------------- ---------------- ---------------- ----------------
RANGE OF MONTHS REMAINING TO      NUMBER OF        CUT-OFF DATE       PERCENTAGE OF LOANS      AVERAGE          WEIGHTED         WEIGHTED         WEIGHTED         WEIGHTED
                                                                                                                AVERAGE
                                                                        BY CUT-OFF DATE       PRINCIPAL       COMBINED LTV        AVERAGE      AVERAGE CREDIT   AVERAGE JUNIOR
SCHEDULED MATURITY                  LOANS       PRINCIPAL BALANCE      PRINCIPAL BALANCE       BALANCE           RATIO        RESIDUAL INCOME       SCORE            RATIO
-------------------------------- ------------- --------------------- ---------------------- --------------- ----------------- ---------------- ---------------- ----------------
1-96                                  4                    $169,081          0.03%             $42,270           78.29%           $7,358             688            33.95%
97 - 108                              1                      24,967          0.01               24,967           89.00             2,487             706             37.24
109 - 120                             38                  1,561,023          0.26               41,080           85.49             7,499             702             19.76
145 - 156                             1                      30,738          0.01               30,738           100.00            2,514             601             20.01
157 - 168                             23                  1,148,243          0.19               49,924           95.90             7,184             679             19.27
169 - 180                           8,296               415,794,759          68.23              50,120           93.48             8,614             705             19.23
181 - 288                            137                  6,968,245          1.14               50,863           92.38             7,425             700             22.73
289 - 300                           2,155               132,373,714          21.72              61,426           93.70             7,808             700             18.36
Greater than or equal to 301         893                 51,304,456          8.42               57,452           97.08             9,290             701             21.33
                                 ------------- --------------------- ---------------------- --------------- ----------------- ---------------- ---------------- ----------------
TOTAL:                              11,548             $609,375,226         100.00%            $52,769           93.80%           $8,450             704            19.26%
                                 ------------- --------------------- ---------------------- --------------- ----------------- ---------------- ---------------- ----------------

As of the cut-off date, the weighted average remaining term to maturity of the Loans was approximately 220

                                                                     YEARS OF ORIGINATION OF GROUP I LOANS
--------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                                                                      --------------------- --------------- ----------------- ---------------- ---------------- ----------------
YEARS OF ORIGINATION               NUMBER OF        CUT-OFF DATE      PERCENTAGE OF LOANS      AVERAGE          WEIGHTED         WEIGHTED         WEIGHTED         WEIGHTED
                                                                                                                AVERAGE
                                                                        BY CUT-OFF DATE       PRINCIPAL       COMBINED LTV        AVERAGE      AVERAGE CREDIT   AVERAGE JUNIOR
                                     LOANS       PRINCIPAL BALANCE     PRINCIPAL BALANCE       BALANCE           RATIO        RESIDUAL INCOME       SCORE            RATIO
--------------------------------- ------------- --------------------- --------------------- --------------- ----------------- ---------------- ---------------- ----------------
2001                                   1                     $24,967         0.01%             $24,967           89.00%           $2,487             706            37.24%
2005                                   20                  1,021,179          0.17              51,059           96.07             7,632             692             18.05
2006                                 1,620                96,900,554         15.90              59,815           95.46             9,367             707             19.98
2007                                 9,907               511,428,525         83.93              51,623           93.48             8,286             703             19.13
                                  ------------- --------------------- --------------------- --------------- ----------------- ---------------- ---------------- ----------------
TOTAL:                               11,548             $609,375,226        100.00%            $52,769           93.80%           $8,450             704            19.26%
                                  ------------- --------------------- --------------------- --------------- ----------------- ---------------- ---------------- ----------------

GEOGRAPHIC DISTRIBUTION OF THE MORTGAGE PROPERTIES OF GROUP I LOANS
----------------------------------------------------------------------------------------------------------------------------
                                                                                                                             ---------------- ----------------- ----------------
STATE                              NUMBER OF        CUT-OFF DATE        PERCENTAGE OF        AVERAGE      WEIGHTED AVERAGE      WEIGHTED          WEIGHTED         WEIGHTED
                                                                       LOANS BY CUT-OFF
                                                                        DATE PRINCIPAL      PRINCIPAL       COMBINED LTV         AVERAGE       AVERAGE CREDIT   AVERAGE JUNIOR
                                     LOANS       PRINCIPAL BALANCE         BALANCE           BALANCE            RATIO        RESIDUAL INCOME       SCORE             RATIO
-------------------------------- -------------- --------------------- ------------------- --------------- ------------------ ---------------- ----------------- ----------------
Alabama                               112                  4,664,912        0.77%             41,651           93.91%             7,863             692             20.31%
Alaska                                27                   1,678,081         0.28             62,151            93.23             6,272             688              24.32
Arizona                               662                 34,073,404         5.59             51,470            94.48             7,778             708              19.17
Arkansas                              30                   1,044,748         0.17             34,825            96.42             5,896             699              20.15
California                           2,062              $152,491,163        25.02            $73,953            92.73            $9,170             705              17.73
Colorado                              529                 26,056,263         4.28             49,256            93.58             8,322             712              20.33
Connecticut                           142                  7,972,314         1.31             56,143            93.87             7,490             696              18.66
Delaware                              25                   1,376,531         0.23             55,061            93.23            12,370             722              22.24
District of Columbia                  40                   2,841,774         0.47             71,044            95.74             8,492             706              17.35
Florida                              1,298                66,051,498        10.84             50,887            93.77             9,133             698              19.47
Georgia                               416                 17,664,211         2.90             42,462            95.38             6,121             702              20.08
Hawaii                                64                   5,485,612         0.90             85,713            91.65            16,910             710              18.11
Idaho                                 71                   3,251,678         0.53             45,798            90.77             7,910             691              20.73
Illinois                              366                 18,409,755         3.02             50,300            95.07             6,965             701              19.10
Indiana                               122                  4,065,574         0.67             33,324            94.16            10,474             708              19.84
Iowa                                  26                     998,847         0.16             38,417            94.96             4,380             690              28.32
Kansas                                28                     979,968         0.16             34,999            96.59             4,831             687              17.87
Kentucky                              38                   1,372,501         0.23             36,118            95.03             4,827             699              23.61
Louisiana                             61                   2,135,203         0.35             35,003            95.76             7,670             705              20.64
Maine                                 20                     908,356         0.15             45,418            93.92             5,687             698              19.58
Maryland                              242                 15,441,725         2.53             63,809            91.61            13,016             704              19.18
Massachusetts                         168                  8,637,551         1.42             51,414            92.84             6,151             704              17.55
Michigan                              248                  8,431,744         1.38             33,999            95.09             6,526             699              18.52
Minnesota                             433                 18,984,962         3.12             43,845            94.79             7,067             702              19.37
Mississippi                           35                   1,198,779         0.20             34,251            94.27            12,892             701              17.69
Missouri                              157                  5,451,980         0.89             34,726            95.67             7,036             712              19.72
Montana                               20                   1,154,223         0.19             57,711            91.39            15,218             694              24.06
Nebraska                              22                     683,010         0.11             31,046            95.48             4,203             686              23.62
Nevada                                224                 13,653,102         2.24             60,951            93.22            12,142             702              18.91
New Hampshire                         49                   2,314,432         0.38             47,233            91.87             6,669             693              18.80
New Jersey                            334                 21,679,574         3.56             64,909            93.69            10,343             700              18.65
New Mexico                            92                   4,175,707         0.69             45,388            93.63             5,973             714              23.61
New York                              230                 16,188,537         2.66             70,385            94.16             7,946             708              19.16
North Carolina                        222                  7,958,239         1.31             35,848            94.61             6,595             709              19.27
North Dakota                           8                     328,191         0.05             41,024            99.00             4,485             680              26.05
Ohio                                  69                   2,318,721         0.38             33,605            97.18             4,863             696              23.10
Oklahoma                              55                   1,855,940         0.30             33,744            93.04             4,894             685              26.24
Oregon                                161                  8,774,521         1.44             54,500            91.38             6,835             700              22.91
Pennsylvania                          170                  6,131,471         1.01             36,067            94.21             5,265             694              22.78
Rhode Island                          27                   1,820,159         0.30             67,413            89.45             6,293             692              21.99
South Carolina                        121                  4,385,618         0.72             36,245            94.59             5,298             710              19.34
South Dakota                           5                     283,198         0.05             56,640            95.00             5,126             716              59.34
Tennessee                             117                  3,805,578         0.62             32,526            95.47             6,475             707              19.14
Texas                                 956                 34,516,011         5.66             36,105            96.90             7,672             713              19.79
Utah                                  332                 16,158,790         2.65             48,671            93.67             8,226             706              20.31
Vermont                               20                     757,783         0.12             37,889            94.46             4,705             707              16.54
Virginia                              257                 17,645,067         2.90             68,658            94.95             9,755             692              19.57
Washington                            485                 25,806,391         4.23             53,209            93.22             7,173             705              20.70
West Virginia                          5                     269,703         0.04             53,941            96.38             3,706             719              22.22
Wisconsin                             117                  4,108,157         0.67             35,112            95.15             4,538             702              20.04
Wyoming                               28                     933,966         0.15             33,356            91.75             6,338             696              18.88
                                 -------------- --------------------- ------------------- --------------- ------------------ ---------------- ----------------- ----------------
TOTAL:                              11,548              $609,375,226       100.00%           $52,769           93.80%            $8,450             704             19.26%
                                 -------------- --------------------- ------------------- --------------- ------------------ ---------------- ----------------- ----------------

Other includes states and the District of Columbia with under 2% concentrations individually

PROPERTY TYPE OF GROUP I LOANS
----------------------------------------- ------------- ------------------- -------------------- --------------- --------------- --------------- --------------- ---------------
                                                                               PERCENTAGE OF                        WEIGHTED        WEIGHTED
                                                                             LOANS BY CUT-OFF       AVERAGE         AVERAGE         AVERAGE         WEIGHTED        WEIGHTED
                                           NUMBER OF       CUT-OFF DATE       DATE PRINCIPAL       PRINCIPAL      COMBINED LTV      RESIDUAL        AVERAGE         AVERAGE
PROPERTY TYPE                                LOANS      PRINCIPAL BALANCE         BALANCE           BALANCE          RATIO           INCOME       CREDIT SCORE    JUNIOR RATIO
----------------------------------------- ------------- ------------------- -------------------- --------------- --------------- --------------- --------------- ---------------
Condominium                                  1,169             $57,328,751         9.41%            $49,041          94.11%         $11,123           711            18.59%
Multifamily (2 - 4 Units)                     847               49,387,904         8.10              58,309          94.09           8,269            710            18.59
PUD Attached                                  329               15,222,206         2.50              46,268          96.35           7,987            700            18.92
PUD Detached                                 2,446             140,071,907         22.99             57,266          95.36           8,266            706            18.90
Single Family Residence                      6,635             342,775,463         56.25             51,662          92.94           8,150            701            19.64
Townhouse/Rowhouse Attached                   120                4,527,839         0.74              37,732          95.27           6,148            704            19.00
Townhouse/Rowhouse Detached                    2                    61,156         0.01              30,578          97.75           3,411            789            17.97
                                          ------------- ------------------- -------------------- --------------- --------------- --------------- --------------- ---------------
TOTAL:                                       11,548           $609,375,226        100.00%           $52,769          93.80%          $8,450           704            19.26%
                                          ------------- ------------------- -------------------- --------------- --------------- --------------- --------------- ---------------

PURPOSE OF GROUP I LOANS
----------------------------------------- ------------- ------------------- -------------------- --------------- --------------- --------------- --------------- ---------------
                                                                               PERCENTAGE OF                        WEIGHTED        WEIGHTED
                                                                             LOANS BY CUT-OFF       AVERAGE         AVERAGE         AVERAGE         WEIGHTED        WEIGHTED
                                           NUMBER OF       CUT-OFF DATE       DATE PRINCIPAL       PRINCIPAL      COMBINED LTV      RESIDUAL        AVERAGE         AVERAGE
PURPOSE                                      LOANS      PRINCIPAL BALANCE         BALANCE           BALANCE          RATIO           INCOME       CREDIT SCORE    JUNIOR RATIO
----------------------------------------- ------------- ------------------- -------------------- --------------- --------------- --------------- --------------- ---------------
Cash                                         3,078            $165,744,883        27.20%            $53,848          89.24%          $9,242           692            18.98%
Debt Consolidation                            323               17,666,461         2.90              54,695          85.97           5,147            679            25.44
Home Improvement                               19                  844,993         0.14              44,473          90.39           5,487            694            16.44
Lower Rate/Reduced                           1,836              93,453,683         15.34             50,901          91.46           8,776            694            19.32
Purchase Money                               6,292             331,665,206         54.43             52,712          97.16           8,126            714            19.08
                                          ------------- ------------------- -------------------- --------------- --------------- --------------- --------------- ---------------
TOTAL:                                       11,548           $609,375,226        100.00%           $52,769          93.80%          $8,450           704            19.26%
                                          ------------- ------------------- -------------------- --------------- --------------- --------------- --------------- ---------------

LIEN POSITION OF GROUP I LOANS
----------------------------------------- ------------- ------------------- -------------------- --------------- --------------- --------------- --------------- ---------------
                                                                               PERCENTAGE OF                        WEIGHTED        WEIGHTED
                                                                             LOANS BY CUT-OFF       AVERAGE         AVERAGE         AVERAGE         WEIGHTED        WEIGHTED
                                           NUMBER OF       CUT-OFF DATE       DATE PRINCIPAL       PRINCIPAL      COMBINED LTV      RESIDUAL        AVERAGE         AVERAGE
LIEN POSITION                                LOANS      PRINCIPAL BALANCE         BALANCE           BALANCE          RATIO           INCOME       CREDIT SCORE    JUNIOR RATIO
----------------------------------------- ------------- ------------------- -------------------- --------------- --------------- --------------- --------------- ---------------
First Lien                                     14                 $852,026         0.14%            $60,859          44.56%          $3,599           673              NA
Second Lien                                  11,534            608,523,200         99.86             52,759          93.87           8,458            704            19.26
                                          ------------- ------------------- -------------------- --------------- --------------- --------------- --------------- ---------------
TOTAL:                                       11,548           $609,375,226        100.00%           $52,769          93.80%          $8,450           704            19.26%
                                          ------------- ------------------- -------------------- --------------- --------------- --------------- --------------- ---------------

OCCUPANCY TYPES OF GROUP I LOANS
----------------------------------------- ------------- ------------------- -------------------- --------------- --------------- --------------- --------------- ---------------
                                                                               PERCENTAGE OF                        WEIGHTED        WEIGHTED
                                                                             LOANS BY CUT-OFF       AVERAGE         AVERAGE         AVERAGE         WEIGHTED        WEIGHTED
                                           NUMBER OF       CUT-OFF DATE       DATE PRINCIPAL       PRINCIPAL      COMBINED LTV      RESIDUAL        AVERAGE         AVERAGE
OWNER OCCUPANCY                              LOANS      PRINCIPAL BALANCE         BALANCE           BALANCE          RATIO           INCOME       CREDIT SCORE    JUNIOR RATIO
----------------------------------------- ------------- ------------------- -------------------- --------------- --------------- --------------- --------------- ---------------
Primary Residence                            9,073            $515,657,865        84.62%            $56,834          94.09%          $7,687           700            19.43%
Second/Vacation                               466               23,182,478         3.80              49,748          92.58           16,709           730            17.71
Non-Owner Occupied                           2,009              70,534,882         11.57             35,109          92.10           11,591           719            18.54
                                          ------------- ------------------- -------------------- --------------- --------------- --------------- --------------- ---------------
TOTAL:                                       11,548           $609,375,226        100.00%           $52,769          93.80%          $8,450           704            19.26%
                                          ------------- ------------------- -------------------- --------------- --------------- --------------- --------------- ---------------

DEBT-TO-INCOME RATIOS OF GROUP I LOANS
---------------------------------------------------------------------------
                                                                            -------------------- --------------- --------------- --------------- --------------- ---------------
RANGE OF DEBT-TO-INCOME RATIOS (%)         NUMBER OF       CUT-OFF DATE        PERCENTAGE OF        AVERAGE         WEIGHTED        WEIGHTED        WEIGHTED        WEIGHTED
                                                                             LOANS BY CUT-OFF                       AVERAGE         AVERAGE
                                                                              DATE PRINCIPAL       PRINCIPAL      COMBINED LTV      RESIDUAL        AVERAGE         AVERAGE
                                             LOANS      PRINCIPAL BALANCE         BALANCE           BALANCE          RATIO           INCOME       CREDIT SCORE    JUNIOR RATIO
----------------------------------------- ------------- ------------------- -------------------- --------------- --------------- --------------- --------------- ---------------
0.01 - 5.00                                    7                  $225,111         0.04%            $32,159          95.97%         $54,179           702            16.31%
5.01 - 10.00                                   23                  910,721         0.15              39,597          93.34           37,891           709            18.52
10.01 - 15.00                                  49                1,857,633         0.30              37,911          90.75           27,123           716            18.08
15.01 - 20.00                                 138                7,065,498         1.16              51,199          85.34           32,207           718            23.40
20.01 - 25.00                                 327               15,463,934         2.54              47,290          89.73           21,422           717            20.57
25.01 - 30.00                                 628               26,076,597         4.28              41,523          92.46           11,073           712            19.49
30.01 - 35.00                                1,299              60,115,940         9.87              46,279          93.11           9,983            705            18.30
35.01 - 40.00                                2,341             121,287,036         19.90             51,810          92.96           9,078            703            18.40
40.01 - 45.00                                3,740             203,793,471         33.44             54,490          94.07           6,523            699            19.33
45.01 - 50.00                                1,473              84,220,391         13.82             57,176          96.71           5,504            706            19.98
50.01 - 55.00                                 185               10,760,768         1.77              58,166          95.97           5,251            714            19.06
55.01 - 60.00                                  4                   311,086         0.05              77,772          89.89           4,458            706            21.08
Greater than 60.00                             1                    48,753         0.01              48,753          100.00          1,380            682            25.00
                                          ------------- ------------------- -------------------- --------------- --------------- --------------- --------------- ---------------
Subtotal with DTI                            10,215            532,136,938         87.33             52,094          93.83           8,450            703            19.19
Not Available                                1,333              77,238,287         12.67             57,943          93.57             NA             705            19.76
                                          ------------- ------------------- -------------------- --------------- --------------- --------------- --------------- ---------------
TOTAL:                                       11,548           $609,375,226        100.00%           $52,769          93.80%          $8,450           704            19.26%
                                          ------------- ------------------- -------------------- --------------- --------------- --------------- --------------- ---------------

As of the cut-off date, the Weighted average debt-to-income ratio of the Loans was approximately 40.20%

RESIDUAL INCOME OF GROUP I LOANS
------------------------------------------- --------------- ---------------------- -------------------- ---------------- ------------------- ----------------- -----------------
                                                                                      PERCENTAGE OF
                                                                                    LOANS BY CUT-OFF        AVERAGE                              WEIGHTED          WEIGHTED
                                              NUMBER OF         CUT-OFF DATE         DATE PRINCIPAL        PRINCIPAL      WEIGHTED AVERAGE    AVERAGE CREDIT    AVERAGE JUNIOR
 RANGE OF RESIDUAL INCOME BALANCES              LOANS         PRINCIPAL BALANCE          BALANCE            BALANCE      COMBINED LTV RATIO       SCORE             RATIO
------------------------------------------- --------------- ---------------------- -------------------- ---------------- ------------------- ----------------- -----------------
Less than 1,500                                   89                   $1,930,905         0.32%             $21,696            90.90%              702              22.33%
1,500 - 1,999                                    324                    8,627,750         1.42              26,629             95.35               702              21.20
2,000 - 2,999                                   1,311                  43,049,423         7.06              32,837             95.18               703              20.11
3,000 - 3,999                                   1,784                  73,023,946         11.98             40,933             95.34               701              20.00
4,000 - 4,999                                   1,601                  75,005,383         12.31             46,849             94.95               703              19.46
5,000 - 5,999                                   1,216                  64,323,070         10.56             52,897             95.15               702              19.23
Greater than or equal to 6,000                  3,890                 266,176,461         43.68             68,426             92.54               705              18.65
                                            --------------- ---------------------- -------------------- ---------------- ------------------- ----------------- -----------------
Subtotal with Residual Income                   10,215                532,136,938         87.33             52,094             93.83               703              19.19
Not Available                                   1,333                  77,238,287         12.67             57,943             93.57               705              19.76
                                            --------------- ---------------------- -------------------- ---------------- ------------------- ----------------- -----------------
TOTAL:                                          11,548               $609,375,226        100.00%            $52,769            93.80%              704              19.26%
                                            --------------- ---------------------- -------------------- ---------------- ------------------- ----------------- -----------------

As of the cut-off date, the Weighted average residual income of the mortgagors for the Loans was approximately $8,450

PREPAYMENT PENALTY TERM OF GROUP I LOANS
-------------------------------------------------------------------------------
                                                                                ------------------- -------------- --------------- -------------- --------------- --------------
PREPAYMENT PENALTY TERM (MONTHS)    NUMBER OF LOANS   CUT-OFF DATE PRINCIPAL      PERCENTAGE OF        AVERAGE        WEIGHTED       WEIGHTED        WEIGHTED       WEIGHTED
                                                                                 LOANS BY CUT-OFF                     AVERAGE         AVERAGE
                                                                                  DATE PRINCIPAL      PRINCIPAL     COMBINED LTV     RESIDUAL        AVERAGE         AVERAGE
                                                              BALANCE                BALANCE           BALANCE         RATIO          INCOME       CREDIT SCORE   JUNIOR RATIO
----------------------------------- ---------------- -------------------------- ------------------- -------------- --------------- -------------- --------------- --------------
None                                    10,276                    $534,968,669        87.79%           $52,060         94.04%         $8,381           705           19.35%
12                                        210                       11,980,625         1.97            57,051          91.54          13,315           705            16.68
24                                        162                        7,682,168         1.26            47,421          94.30           8,129           700            15.98
36                                        850                       50,893,989         8.35            59,875          91.60           7,350           691            19.50
60                                         1                            48,000         0.01            48,000          88.00           5,739           799            8.33
Other *                                   49                         3,801,775         0.62            77,587          95.86          18,253           704            18.88
                                    ---------------- -------------------------- ------------------- -------------- --------------- -------------- --------------- --------------
TOTAL:                                  11,548                    $609,375,226       100.00%           $52,769         93.80%         $8,450           704           19.26%
                                    ---------------- -------------------------- ------------------- -------------- --------------- -------------- --------------- --------------

* Other means not 0, 12, 24, 36, or 60 months and not more than 60 months.

DOCUMENTATION TYPE OF GROUP I LOANS
------------------------------------- -------------- -------------------- ------------------ --------------- ----------------- ---------------- --------------- ----------------
                                                                            PERCENTAGE OF                        WEIGHTED
                                                                          LOANS BY CUT-OFF      AVERAGE          AVERAGE          WEIGHTED         WEIGHTED        WEIGHTED
                                        NUMBER OF       CUT-OFF DATE       DATE PRINCIPAL      PRINCIPAL       COMBINED LTV        AVERAGE         AVERAGE      AVERAGE JUNIOR
DOCUMENTATION TYPES                       LOANS       PRINCIPAL BALANCE        BALANCE          BALANCE           RATIO        RESIDUAL INCOME   CREDIT SCORE        RATIO
------------------------------------- -------------- -------------------- ------------------ --------------- ----------------- ---------------- --------------- ----------------
Full Documentation                        4,004             $189,768,915       31.14%           $47,395           95.20%           $6,586            707            20.34%
Lite Documentation                         222                10,004,127        1.64             45,064           95.97             5,763            708             19.46
Stated Income                             5,455              306,037,748        50.22            56,102           93.05             9,805            700             18.38
No Income/No Asset                         91                  5,641,593        0.93             61,996           91.35              NA              701             20.86
No Ratio                                   951                58,396,152        9.58             61,405           94.96              NA              704             19.86
Fast Doc/Reduced                           72                  4,266,147        0.70             59,252           94.99             9,660            691             20.73
One Paystub                                230                10,190,313        1.67             44,306           94.87             5,575            722             20.92
Stated Income/Stated Asset                 232                11,869,688        1.95             51,162           88.95             7,615            705             19.36
No Documentation                           291                13,200,542        2.17             45,363           88.37              NA              713             18.87
                                      -------------- -------------------- ------------------ --------------- ----------------- ---------------- --------------- ----------------
TOTAL:                                   11,548             $609,375,226       100.00%          $52,769           93.80%           $8,450            704            19.26%
                                      -------------- -------------------- ------------------ --------------- ----------------- ---------------- --------------- ----------------

                                                STATISTICAL COLLATERAL SUMMARY - HSA3 - GROUP II (HOME EQUITY OF CREDIT LINE)
                                                       (as of the Statistical Cut-off Date)

                                                          SUMMARY STATISTICS                                                    RANGE (IF APPLICABLE)

NUMBER OF LOANS:                                                 4,151

                                                                                                                                       MINIMUM                     MAXIMUM
AGGREGATE CURRENT PRINCIPAL BALANCE:                         $240,160,641
AVERAGE CURRENT PRINCIPAL BALANCE:                              $57,856                                                                 $1,000                    $880,000

AGGREGATE CREDIT LIMIT BALANCE:                              $279,200,687
AVERAGE CREDIT LIMIT BALANCE:                                   $67,261                                                                $10,000                    $900,000

WEIGHTED AVERAGE CREDIT UTILIZATION
RATE:                                                           86.02%

WEIGHTED AVERAGE GROSS LOAN
RATE:                                                            8.60%                                                                  3.00%                      18.00%

WEIGHTED AVERAGE ORIGINAL TERM
(MONTHS):                                                         279                                                                    180                         360
WEIGHTED AVERAGE REMAINING TERM
(MONTHS):                                                         276                                                                    106                         360

WEIGHTED AVERAGE ORIGINAL COMBINED
LTV:                                                            87.18%                                                                  4.00%                      100.00%

WEIGHTED AVERAGE CREDIT
SCORE:                                                            704                                                                    594                         825

WEIGHTED AVERAGE BORROWER
DTI:                                                            40.09%                                                                  6.00%                      55.00%

BALLOON LOANS (% OF TOTAL) :                                    26.19%

WEIGHTED AVERAGE JUNIOR
RATIO:                                                          22.33%                                                                  1.54%                      98.90%

LIEN POSITION (1ST/2ND):                                    (0.74%/99.26%)

GEOGRAPHIC DISTRIBUTION (TOP 5):                                  CA                             35.46%
                                                                  FL                             10.08%
                                                                  NJ                              5.81%
                                                                  AZ                              4.98%
                                                                  WA                              4.77%

------------------------------------------------------ -------------------------- -------------------------------------- --- ----------------------------- ---- --------------

CREDIT SCORE RANGE AS OF THE DATE OF ORIGINATION OF GROUP II LOANS
----------------------------------------- --------------- ---------------------- ---------------------- ---------------- ------------------- ----------------- -----------------
                                                                                  PERCENTAGE OF LOANS       AVERAGE                              WEIGHTED          WEIGHTED
                                            NUMBER OF         CUT-OFF DATE          BY CUT-OFF DATE        PRINCIPAL      WEIGHTED AVERAGE       AVERAGE        AVERAGE JUNIOR
CREDIT SCORE RANGE                            LOANS         PRINCIPAL BALANCE      PRINCIPAL BALANCE        BALANCE      COMBINED LTV RATIO  RESIDUAL INCOME        RATIO
----------------------------------------- --------------- ---------------------- ---------------------- ---------------- ------------------- ----------------- -----------------
580 - 599                                       1                       $14,999          0.01%              $14,999           100.00%             $4,701            10.48%
600 - 619                                       3                       211,738          0.09               70,579             85.59              11,066            15.11
620 - 639                                      387                   17,529,832          7.30               45,297             84.93              5,984             22.26
640 - 659                                      423                   20,558,492          8.56               48,602             83.94              6,479             24.14
660 - 679                                      630                   35,227,384          14.67              55,916             85.29              8,296             21.39
680 - 699                                      811                   51,122,231          21.29              63,036             90.16              10,389            21.08
700 - 719                                      545                   33,492,426          13.95              61,454             88.91              9,222             21.44
720 - 739                                      455                   27,476,242          11.44              60,387             88.68              10,809            21.33
740 - 759                                      347                   20,897,047          8.70               60,222             88.01              10,968            20.30
760 - 779                                      280                   16,741,367          6.97               59,791             86.39              10,599            24.49
780 - 799                                      188                   13,159,404          5.48               69,997             82.11              11,991            30.17
Greater than or equal to 800                    81                    3,729,480          1.55               46,043             85.24              6,922             25.85
                                          --------------- ---------------------- ---------------------- ---------------- ------------------- ----------------- -----------------
TOTAL:                                        4,151                $240,160,641         100.00%             $57,856            87.18%             $9,335            22.33%
                                          --------------- ---------------------- ---------------------- ---------------- ------------------- ----------------- -----------------

As of the cut-off date, the weighted average Credit Score of the Loans was approximately 704

RANGE OF CREDIT LIMIT UTILIZATION RATES OF GROUP II LOANS
----------------------------------- ------------- -------------------- ---------------------- --------------- ---------------- ---------------- --------------- ----------------
                                                                                                                 WEIGHTED
                                                                        PERCENTAGE OF LOANS      AVERAGE          AVERAGE         WEIGHTED         WEIGHTED        WEIGHTED
RANGE OF CREDIT LIMIT UTILIZATION    NUMBER OF       CUT-OFF DATE         BY CUT-OFF DATE       PRINCIPAL      COMBINED LTV        AVERAGE         AVERAGE      AVERAGE JUNIOR
RATES (%)                              LOANS       PRINCIPAL BALANCE     PRINCIPAL BALANCE       BALANCE           RATIO       RESIDUAL INCOME   CREDIT SCORE        RATIO
----------------------------------- ------------- -------------------- ---------------------- --------------- ---------------- ---------------- --------------- ----------------
0.01 - 10.00                             76                  $402,555          0.17%              $5,297          72.86%           $12,818           713            29.58%
10.01 - 20.00                           103                 1,244,949          0.52               12,087           78.10            8,115            728             25.73
20.01 - 30.00                           119                 2,053,022          0.85               17,252           77.46            8,780            715             22.81
30.01 - 40.00                           108                 2,439,433          1.02               22,587           77.90            7,561            710             22.98
40.01 - 50.00                           129                 3,749,251          1.56               29,064           78.29            8,687            712             25.57
50.01 - 60.00                           105                 3,937,342          1.64               37,498           77.73            6,785            692             27.91
60.01 - 70.00                           114                 5,866,715          2.44               51,462           79.17            9,311            710             26.33
70.01 - 80.00                            99                 5,077,798          2.11               51,291           83.04            7,620            699             25.15
80.01 - 90.00                            89                 5,144,008          2.14               57,798           84.42            7,284            695             23.46
90.01 - 100.00                         3,203              209,942,577          87.42              65,546           89.97            9,526            704             21.29
100.01 - 110.00                          6                    302,992          0.13               50,499           81.53            6,982            667             11.03
                                    ------------- -------------------- ---------------------- --------------- ---------------- ---------------- --------------- ----------------
TOTAL:                                 4,151             $240,160,641         100.00%            $57,856          87.18%           $9,335            704            22.33%
                                    ------------- -------------------- ---------------------- --------------- ---------------- ---------------- --------------- ----------------

As of the cut-off date, the Weighted average credit limit utilization rate based on the credit limits of the Loans was approximately 86.02%

                                                                    RANGE OF CREDIT LIMIT OF GROUP II LOANS
--------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                                                                        ---------------------- -------------- ----------------- --------------- ---------------- ---------------
RANGE OF CREDIT LIMIT                  NUMBER OF       CUT-OFF DATE      PERCENTAGE OF LOANS      AVERAGE         WEIGHTED         WEIGHTED        WEIGHTED         WEIGHTED
                                                                                                                  AVERAGE          AVERAGE
                                                                           BY CUT-OFF DATE       PRINCIPAL      COMBINED LTV       RESIDUAL     AVERAGE CREDIT      AVERAGE
                                         LOANS      PRINCIPAL BALANCE     PRINCIPAL BALANCE       BALANCE          RATIO            INCOME           SCORE        JUNIOR RATIO
------------------------------------ -------------- ------------------- ---------------------- -------------- ----------------- --------------- ---------------- ---------------
$0.01 - $25,000.00                        650              $10,095,777          4.20%             $15,532          85.93%           $4,614            695            11.04%
$25,000.01 - $50,000.00                  1,331              44,750,784          18.63             33,622           88.10            5,609             697            16.89
$50,000.01 - $75,000.00                   869               48,929,452          20.37             56,305           89.77            6,844             700            19.04
$75,000.01 - $100,000.00                  589               42,211,446          17.58             71,666           85.62            8,516             699            23.06
$100,000.01 - $125,000.00                 255               26,042,039          10.84             102,126          91.13            9,687             710            23.69
$125,000.01 - $150,000.00                 259               31,611,055          13.16             122,050          86.82            12,185            703            25.78
$150,000.01 - $175,000.00                 51                 6,962,971          2.90              136,529          87.33            11,514            712            26.58
$175,000.01 - $200,000.00                 92                15,519,767          6.46              168,693          81.10            15,310            719            28.83
$200,000.01 - $225,000.00                  5                   863,320          0.36              172,664          89.12            15,173            691            27.62
$225,000.01 - $250,000.00                 17                 3,965,951          1.65              233,291          89.39            17,359            722            35.26
$250,000.01 - $275,000.00                  6                 1,566,402          0.65              261,067          89.20            34,770            724            20.66
$275,000.01 - $300,000.00                 13                 3,489,232          1.45              268,402          81.49            18,889            716            33.43
Greater than $300,000.00                  14                 4,152,445          1.73              296,603          76.14            21,437            760            43.78
                                     -------------- ------------------- ---------------------- -------------- ----------------- --------------- ---------------- ---------------
TOTAL:                                   4,151            $240,160,641         100.00%            $57,856          87.18%           $9,335            704            22.33%
                                     -------------- ------------------- ---------------------- -------------- ----------------- --------------- ---------------- ---------------

As of the cut-off date, the total credit limit of the Loans was approximately $279,200,687

MORTGAGE RATES OF GROUP II LOANS
----------------------------------- ------------- -------------------- ---------------------- --------------- ---------------- ---------------- --------------- ----------------
                                                                                                                 WEIGHTED
                                                                        PERCENTAGE OF LOANS      AVERAGE          AVERAGE         WEIGHTED         WEIGHTED        WEIGHTED
                                     NUMBER OF       CUT-OFF DATE         BY CUT-OFF DATE       PRINCIPAL      COMBINED LTV        AVERAGE         AVERAGE      AVERAGE JUNIOR
RANGE OF MORTGAGE RATE (%)             LOANS       PRINCIPAL BALANCE     PRINCIPAL BALANCE       BALANCE           RATIO       RESIDUAL INCOME   CREDIT SCORE        RATIO
----------------------------------- ------------- -------------------- ---------------------- --------------- ---------------- ---------------- --------------- ----------------
2.501 - 3.000                            1                    $32,902          0.01%             $32,902          90.00%           $5,120            732            11.11%
5.501 - 6.000                            1                     30,724          0.01               30,724           95.00            4,930            757             20.00
6.001 - 6.500                            4                    171,508          0.07               42,877           95.82            4,122            727             18.06
6.501 - 7.000                            8                    611,681          0.25               76,460           96.53            5,912            707             20.90
7.001 - 7.500                          2,644              146,291,469          60.91              55,330           87.05            8,544            701             22.69
7.501 - 8.000                            40                 2,519,516          1.05               62,988           91.76           11,731            728             18.50
8.001 - 8.500                           138                 8,547,279          3.56               61,937           79.06           11,745            727             25.05
8.501 - 9.000                           107                 6,661,975          2.77               62,261           76.41           10,311            740             28.70
9.001 - 9.500                           145                 8,017,845          3.34               55,295           81.25           15,264            725             19.59
9.501 - 10.000                          170                 9,589,813          3.99               56,411           83.73            8,888            712             20.97
10.001 - 10.500                         156                 9,055,758          3.77               58,050           89.73            7,405            716             20.20
10.501 - 11.000                         125                 8,636,695          3.60               69,094           88.73           14,717            714             20.43
11.001 - 11.500                         148                 9,945,214          4.14               67,197           91.21            9,524            697             18.97
11.501 - 12.000                         148                10,264,901          4.27               69,357           94.22           11,602            695             22.85
12.001 - 12.500                         115                 8,131,900          3.39               70,712           95.15            8,682            689             19.91
12.501 - 13.000                          68                 3,870,921          1.61               56,925           94.73            9,210            689             21.61
13.001 - 13.500                          53                 3,327,486          1.39               62,783           95.22            8,100            672             21.90
13.501 - 14.000                          35                 1,884,803          0.78               53,852           93.01            7,810            672             20.23
14.001 - 14.500                          20                 1,035,479          0.43               51,774           96.11            6,289            658             19.84
14.501 - 15.000                          6                    618,567          0.26              103,095           97.05           11,720            658             31.14
15.001 - 15.500                          4                    163,056          0.07               40,764           95.50            4,050            656             19.31
15.501 - 16.000                          4                    140,499          0.06               35,125           90.07           10,653            660             14.68
16.001 - 16.500                          1                     60,000          0.02               60,000           70.00            4,694            694             23.08
16.501 - 17.000                          1                     82,600          0.03               82,600           90.00           12,050            746             11.27
17.501 - 18.000                          9                    468,049          0.19               52,005           93.83            9,011            681             17.13
                                    ------------- -------------------- ---------------------- --------------- ---------------- ---------------- --------------- ----------------
TOTAL:                                 4,151             $240,160,641         100.00%            $57,856          87.18%           $9,335            704            22.33%
                                    ------------- -------------------- ---------------------- --------------- ---------------- ---------------- --------------- ----------------

As of the cut-off date, the Weighted average loan rate of the Loans was approximately 8.60%

                                                                      MAXIMUM LOAN RATE OF GROUP II LOANS
--------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                                                                       ---------------------- --------------- ---------------- ---------------- --------------- ----------------
MAXIMUM LOAN RATE                    NUMBER OF       CUT-OFF DATE       PERCENTAGE OF LOANS      AVERAGE         WEIGHTED         WEIGHTED         WEIGHTED        WEIGHTED
                                                                                                                  AVERAGE
                                                                          BY CUT-OFF DATE       PRINCIPAL      COMBINED LTV        AVERAGE         AVERAGE      AVERAGE JUNIOR
                                       LOANS       PRINCIPAL BALANCE     PRINCIPAL BALANCE       BALANCE           RATIO       RESIDUAL INCOME   CREDIT SCORE        RATIO
---------------------------------- -------------- -------------------- ---------------------- --------------- ---------------- ---------------- --------------- ----------------
10.000                                   2                   $130,506          0.05%             $65,253          100.00%          $10,996           765            20.00%
11.950                                   1                     71,000          0.03               71,000           73.00           12,310            744              NA
14.000                                  18                    593,853          0.25               32,992           98.34            5,262            712             20.72
16.000                                  54                  2,419,601          1.01               44,807           92.26            8,873            714             19.62
17.000                                   1                     40,306          0.02               40,306          100.00            4,624            688             20.00
18.000                                 2,350              141,786,759          59.04              60,335           87.98            9,951            706             22.13
19.000                                   9                    706,347          0.29               78,483           69.78            6,506            758             44.94
20.000                                  25                    717,961          0.30               28,718           93.28            3,906            687             27.40
21.000                                  58                  2,339,118          0.97               40,330           90.28            4,583            694             27.60
21.750                                  47                  1,924,309          0.80               40,943           88.64            5,330            711             24.34
22.200                                  52                  2,335,739          0.97               44,918           91.43            5,390            699             33.90
24.000                                 1,389               78,270,739          32.59              56,350           85.63            8,806            698             21.87
25.000                                  145                 8,824,404          3.67               60,858           86.16            8,797            713             23.85
                                   -------------- -------------------- ---------------------- --------------- ---------------- ---------------- --------------- ----------------
TOTAL:                                 4,151             $240,160,641         100.00%            $57,856          87.18%           $9,335            704            22.33%
                                   -------------- -------------------- ---------------------- --------------- ---------------- ---------------- --------------- ----------------

As of the cut-off date, the Weighted average maximum loan rate of the Loans was approximately 20.29%

ORIGINAL COMBINED LTV RATIO OF GROUP II LOANS
-------------------------------------------------------------------------------------------------------
                                                                                                        ----------------- ----------------- ----------------- ------------------
ORIGINAL COMBINED LTV RATIO (%)        NUMBER OF LOANS      CUT-OFF DATE       PERCENTAGE OF LOANS BY       AVERAGE           WEIGHTED          WEIGHTED      WEIGHTED AVERAGE
                                                                               CUT-OFF DATE PRINCIPAL      PRINCIPAL          AVERAGE        AVERAGE CREDIT
                                                          PRINCIPAL BALANCE            BALANCE              BALANCE       RESIDUAL INCOME        SCORE          JUNIOR RATIO
-------------------------------------- ---------------- ---------------------- ------------------------ ----------------- ----------------- ----------------- ------------------
0.01 - 10.00                                  1                        $9,000           0.01%                $9,000           $13,832             626              18.75%
10.01 - 20.00                                 2                        71,909           0.03                 35,955            1,720              721               33.33
20.01 - 30.00                                 4                        90,556           0.04                 22,639            8,537              700               11.81
30.01 - 40.00                                25                     1,708,075           0.71                 68,323            7,235              741               38.44
40.01 - 50.00                                53                     2,379,722           0.99                 44,900            8,193              694               32.53
50.01 - 60.00                                87                     4,989,470           2.08                 57,350            8,262              707               32.95
60.01 - 70.00                                224                   12,047,894           5.02                 53,785            9,806              699               33.01
70.01 - 75.00                                172                    8,997,765           3.75                 52,313            12,611             703               26.12
75.01 - 80.00                                465                   25,340,257           10.55                54,495            9,429              693               25.86
80.01 - 85.00                                249                   10,833,698           4.51                 43,509            11,049             700               18.61
85.01 - 90.00                               1,268                  67,775,326           28.22                53,451            11,154             704               16.76
90.01 - 95.00                                489                   30,384,951           12.65                62,137            9,366              705               21.89
95.01 - 100.00                              1,112                  75,532,017           31.45                67,924            6,725              707               22.21
                                       ---------------- ---------------------- ------------------------ ----------------- ----------------- ----------------- ------------------
TOTAL:                                      4,151                $240,160,641          100.00%              $57,856            $9,335             704              22.33%
                                       ---------------- ---------------------- ------------------------ ----------------- ----------------- ----------------- ------------------

As of the cut-off date, the Weighted average combined LTV ratio based on the credit limits of the Loans was approximately 87.18%

JUNIOR RATIO OF GROUP II LOANS
-------------------------------------- --------------- ----------------------- ------------------------ ---------------- ------------------ ------------------ -----------------
                                                                               PERCENTAGE OF LOANS BY       AVERAGE      WEIGHTED AVERAGE                          WEIGHTED
                                         NUMBER OF          CUT-OFF DATE       CUT-OFF DATE PRINCIPAL      PRINCIPAL       COMBINED LTV     WEIGHTED AVERAGE    AVERAGE CREDIT
RANGE OF JUNIOR RATIOS (%)                 LOANS         PRINCIPAL BALANCE             BALANCE              BALANCE            RATIO         RESIDUAL INCOME        SCORE
-------------------------------------- --------------- ----------------------- ------------------------ ---------------- ------------------ ------------------ -----------------
0.01 - 5.00                                 105                    $1,346,647           0.56%               $12,825           75.70%             $8,671              692
5.01 - 10.00                                383                     9,486,546           3.98                24,769             81.79             10,864              690
10.01 - 15.00                              1,113                   48,066,296           20.16               43,186             86.73             11,188              701
15.01 - 20.00                              1,439                   96,625,394           40.53               67,148             93.36              9,109              709
20.01 - 25.00                               380                    27,191,671           11.41               71,557             88.33             11,391              704
25.01 - 30.00                               259                    17,778,328           7.46                68,642             84.01              6,824              692
30.01 - 40.00                               271                    18,945,742           7.95                69,910             80.44              6,530              689
40.01 - 50.00                               115                    10,706,745           4.49                93,102             78.70              7,263              716
50.01 - 60.00                                40                     4,286,466           1.80                107,162            72.13              8,287              710
60.01 - 70.00                                17                     1,868,026           0.78                109,884            77.86              5,821              713
70.01 - 80.00                                6                      1,473,075           0.62                245,512            74.80             10,872              760
80.01 - 90.00                                3                        530,000           0.22                176,667            62.67              4,737              716
90.01 - 100.00                               1                         80,000           0.03                80,000             40.00              2,150              674
                                       --------------- ----------------------- ------------------------ ---------------- ------------------ ------------------ -----------------
TOTAL:                                     4,132                 $238,384,935          100.00%              $57,692           87.40%             $9,370              704
                                       --------------- ----------------------- ------------------------ ---------------- ------------------ ------------------ -----------------

As of the cut-off date, the weighted average junior ratio based on the credit limits of the Loans was approximately 22.33%

REMAINING TERM TO MATURITY OF GROUP II LOANS
----------------------------------------------------------------------------------------------
                                                                                               -------------- ----------------- --------------- ---------------- ---------------
RANGE OF MONTHS REMAINING TO            NUMBER OF       CUT-OFF DATE         PERCENTAGE OF        AVERAGE         WEIGHTED         WEIGHTED        WEIGHTED         WEIGHTED
                                                                           LOANS BY CUT-OFF                       AVERAGE          AVERAGE
                                                                            DATE PRINCIPAL       PRINCIPAL      COMBINED LTV       RESIDUAL     AVERAGE CREDIT      AVERAGE
SCHEDULED MATURITY                        LOANS       PRINCIPAL BALANCE         BALANCE           BALANCE          RATIO            INCOME           SCORE        JUNIOR RATIO
-------------------------------------- ------------- -------------------- -------------------- -------------- ----------------- --------------- ---------------- ---------------
97 - 108                                    1                    $72,174         0.03%            $72,174          73.00%           $9,835            700            22.22%
109 - 120                                   1                      1,383         0.01              1,383           74.00              NA              797            42.33
121 - 144                                   6                    241,972         0.10             40,329           71.03            7,075             771            21.86
145 - 156                                   20                   747,152         0.31             37,358           81.84            5,604             735            22.66
157 - 168                                   35                 1,256,697         0.52             35,906           81.86            6,588             717            23.85
169 - 180                                 1,190               65,683,930         27.35            55,197           83.43            8,254             692            25.11
181 - 288                                  189                 9,174,634         3.82             48,543           85.86            7,519             706            23.60
289 - 300                                 1,629              104,661,660         43.58            64,249           89.71            9,902             708            20.80
Greater than or equal to 301              1,080               58,321,039         24.28            54,001           87.85            10,063            708            21.42
                                       ------------- -------------------- -------------------- -------------- ----------------- --------------- ---------------- ---------------
TOTAL:                                    4,151             $240,160,641        100.00%           $57,856          87.18%           $9,335            704            22.33%
                                       ------------- -------------------- -------------------- -------------- ----------------- --------------- ---------------- ---------------

As of the cut-off date, the weighted average remaining term to maturity of the Loans was approximately 276

YEARS OF ORIGINATION OF GROUP II LOANS
----------------------------------------------------------------------
                                                                       ---------------------- -------------- ----------------- ---------------- --------------- ----------------
YEARS OF ORIGINATION                NUMBER OF        CUT-OFF DATE       PERCENTAGE OF LOANS      AVERAGE         WEIGHTED         WEIGHTED         WEIGHTED        WEIGHTED
                                                                                                                 AVERAGE
                                                                          BY CUT-OFF DATE       PRINCIPAL      COMBINED LTV        AVERAGE         AVERAGE      AVERAGE JUNIOR
                                      LOANS       PRINCIPAL BALANCE      PRINCIPAL BALANCE       BALANCE          RATIO        RESIDUAL INCOME   CREDIT SCORE        RATIO
---------------------------------- ------------- --------------------- ---------------------- -------------- ----------------- ---------------- --------------- ----------------
2001                                    2                     $73,557          0.03%             $36,778          73.67%           $9,835            702            35.63%
2003                                    5                     114,737          0.05              22,947           64.43             6,992            772             20.17
2004                                    16                    587,672          0.24              36,730           85.14             6,461            739             18.83
2005                                    48                  1,347,449          0.56              28,072           77.66             5,313            714             22.54
2006                                   686                 46,142,364          19.21             67,263           88.63            10,835            706             21.44
2007                                  3,394               191,894,862          79.90             56,539           87.00             9,021            703             22.56
                                   ------------- --------------------- ---------------------- -------------- ----------------- ---------------- --------------- ----------------
TOTAL:                                4,151              $240,160,641         100.00%            $57,856          87.18%           $9,335            704            22.33%
                                   ------------- --------------------- ---------------------- -------------- ----------------- ---------------- --------------- ----------------

GEOGRAPHIC DISTRIBUTION OF THE MORTGAGE PROPERTIES OF GROUP II LOANS
-----------------------------------------------------------------------------------------------------------------------------
                                                                                                                              ---------------- ---------------- ----------------
STATE                              NUMBER OF        CUT-OFF DATE          PERCENTAGE OF        AVERAGE          WEIGHTED         WEIGHTED         WEIGHTED         WEIGHTED
                                                                        LOANS BY CUT-OFF                        AVERAGE
                                                                         DATE PRINCIPAL       PRINCIPAL       COMBINED LTV        AVERAGE      AVERAGE CREDIT   AVERAGE JUNIOR
                                     LOANS        PRINCIPAL BALANCE          BALANCE           BALANCE           RATIO        RESIDUAL INCOME       SCORE            RATIO
-------------------------------- -------------- ---------------------- -------------------- --------------- ----------------- ---------------- ---------------- ----------------
Alabama                               48                   $2,056,200         0.86%            $42,838           91.47%           $6,258             691            27.87%
Alaska                                 9                      595,170         0.25              66,130           83.70             8,349             679             20.98
Arizona                               211                  11,969,122         4.98              56,726           88.60             7,783             700             24.11
Arkansas                               4                      220,749         0.09              55,187           100.00            8,114             741             21.53
California                           1,222                 85,161,009         35.46             69,690           86.25            10,711             706             19.48
Colorado                              103                   4,847,736         2.02              47,065           88.43             6,151             712             23.42
Connecticut                           37                    1,859,074         0.77              50,245           83.39             7,739             689             21.12
Delaware                               8                      311,386         0.13              38,923           85.45             8,982             680             19.21
District of Columbia                  10                      768,517         0.32              76,852           77.50             9,424             696             27.31
Florida                               494                  24,209,774         10.08             49,008           86.28            10,710             696             22.34
Georgia                               95                    4,498,909         1.87              47,357           89.77             6,945             695             24.04
Hawaii                                25                    1,929,098         0.80              77,164           82.65             9,851             707             23.62
Idaho                                 25                    1,203,210         0.50              48,128           84.05             6,611             694             29.81
Illinois                              92                    5,162,812         2.15              56,118           90.10             6,900             705             25.85
Indiana                               33                    1,102,621         0.46              33,413           94.75             3,598             692             31.91
Iowa                                   8                      247,497         0.10              30,937           90.42             3,162             673             31.96
Kansas                                 5                      189,714         0.08              37,943           92.37             3,197             700             23.39
Kentucky                              14                      457,728         0.19              32,695           96.88             4,434             695             23.04
Louisiana                             19                      765,777         0.32              40,304           89.49             4,923             688             25.73
Maine                                  5                      180,524         0.08              36,105           79.28             6,169             723             25.75
Maryland                              102                   6,124,573         2.55              60,045           87.39            12,484             691             22.07
Massachusetts                         90                    4,818,479         2.01              53,539           84.64             7,583             700             23.33
Michigan                              88                    4,543,769         1.89              51,634           90.42            10,865             710             22.08
Minnesota                             71                    3,232,139         1.35              45,523           88.72             6,346             723             23.56
Mississippi                            4                      198,949         0.08              49,737           89.81             5,595             653             43.30
Missouri                              32                    1,133,097         0.47              35,409           92.51             4,579             691             26.46
Montana                                7                      477,987         0.20              68,284           71.56             6,774             702             41.25
Nebraska                               7                      260,723         0.11              37,246           97.33             6,541             684             31.76
Nevada                                70                    4,256,767         1.77              60,811           89.08             9,535             700             25.21
New Hampshire                         12                      591,105         0.25              49,259           89.70            11,954             706             22.89
New Jersey                            218                  13,955,073         5.81              64,014           87.20             9,840             708             20.72
New Mexico                            25                    2,076,414         0.86              83,057           80.06            10,920             733             47.65
New York                              94                    6,980,359         2.91              74,259           86.79             8,649             700             23.39
North Carolina                        95                    4,395,105         1.83              46,264           92.44             7,379             708             20.67
North Dakota                           3                      126,913         0.05              42,304           83.59             4,454             668             36.68
Ohio                                  16                      552,893         0.23              34,556           95.28             6,066             701             19.07
Oklahoma                              20                      962,672         0.40              48,134           87.67             4,362             710             32.46
Oregon                                98                    5,166,451         2.15              52,719           85.66             9,390             697             25.42
Pennsylvania                          72                    3,136,069         1.31              43,557           92.02             6,494             701             30.76
Rhode Island                           9                      416,932         0.17              46,326           88.55             4,870             681             19.97
South Carolina                        53                    2,304,854         0.96              43,488           86.64             8,526             701             23.53
South Dakota                           1                       50,000         0.02              50,000           100.00            2,505             680             28.03
Tennessee                             25                      889,687         0.37              35,587           98.25             5,459             707             20.90
Texas                                  6                      138,389         0.06              23,065           93.55             4,360             743             25.07
Utah                                  86                    4,390,136         1.83              51,048           88.42             6,584             706             26.13
Virginia                              149                   7,965,236         3.32              53,458           90.51             7,983             704             21.63
Washington                            186                  11,452,147         4.77              61,571           85.88             8,853             717             23.83
West Virginia                          3                       92,272         0.04              30,757           90.57             5,566             738             12.80
Wisconsin                             36                    1,474,465         0.61              40,957           86.15             5,316             707             24.57
Wyoming                                6                      260,361         0.11              43,394           90.41             4,631             726             25.60
                                 -------------- ---------------------- -------------------- --------------- ----------------- ---------------- ---------------- ----------------
TOTAL:                               4,151               $240,160,641        100.00%           $57,856           87.18%           $9,335             704            22.33%
                                 -------------- ---------------------- -------------------- --------------- ----------------- ---------------- ---------------- ----------------

Other includes states and the District of Columbia with under 2% concentrations individually

PROPERTY TYPE OF GROUP II LOANS
--------------------------------------- ------------- ------------------- --------------------- --------------- ---------------- --------------- --------------- ---------------
                                                                                                                   WEIGHTED         WEIGHTED
                                                                          PERCENTAGE OF LOANS      AVERAGE          AVERAGE         AVERAGE         WEIGHTED        WEIGHTED
                                         NUMBER OF       CUT-OFF DATE       BY CUT-OFF DATE       PRINCIPAL      COMBINED LTV       RESIDUAL        AVERAGE         AVERAGE
PROPERTY TYPE                              LOANS      PRINCIPAL BALANCE    PRINCIPAL BALANCE       BALANCE           RATIO           INCOME       CREDIT SCORE    JUNIOR RATIO
--------------------------------------- ------------- ------------------- --------------------- --------------- ---------------- --------------- --------------- ---------------
Condominium                                 336              $18,045,418         7.51%             $53,707          90.38%           $9,689           715            21.44%
Condotel                                     2                    53,080          0.02              26,540           71.24           10,339           754            32.33
Multifamily (2-4 Units)                     247               16,655,571          6.94              67,431           90.05           10,253           709            20.06
PUD Attached                                107                4,585,414          1.91              42,854           89.37           6,136            700            20.48
PUD Detached                                508               34,381,795         14.32              67,681           89.65           11,031           715            20.71
Single Family Residence                    2,928             165,470,667         68.90              56,513           86.03           8,974            700            23.01
Townhouse/Rowhouse Attached                  23                  968,697          0.40              42,117           91.21           7,668            725            21.29
                                        ------------- ------------------- --------------------- --------------- ---------------- --------------- --------------- ---------------
TOTAL:                                     4,151            $240,160,641        100.00%            $57,856          87.18%           $9,335           704            22.33%
                                        ------------- ------------------- --------------------- --------------- ---------------- --------------- --------------- ---------------

LIEN POSITION OF GROUP II LOANS
--------------------------- ---------------- ------------------------ ---------------------- --------------- ----------------- ---------------- --------------- ----------------
                                                                                                                 WEIGHTED
                                                                       PERCENTAGE OF LOANS      AVERAGE          AVERAGE          WEIGHTED         WEIGHTED        WEIGHTED
                                             CUT-OFF DATE PRINCIPAL      BY CUT-OFF DATE       PRINCIPAL       COMBINED LTV        AVERAGE         AVERAGE      AVERAGE JUNIOR
LIEN POSITION               NUMBER OF LOANS          BALANCE            PRINCIPAL BALANCE       BALANCE           RATIO        RESIDUAL INCOME   CREDIT SCORE        RATIO
--------------------------- ---------------- ------------------------ ---------------------- --------------- ----------------- ---------------- --------------- ----------------
First Lien                        19                      $1,775,705          0.74%             $93,458           61.35%           $5,179            727              NA
Second Lien                      4,132                   238,384,935          99.26              57,692           87.40             9,370            704             22.33
                            ---------------- ------------------------ ---------------------- --------------- ----------------- ---------------- --------------- ----------------
TOTAL:                           4,151                  $240,160,641         100.00%            $57,856           87.18%           $9,335            704            22.33%
                            ---------------- ------------------------ ---------------------- --------------- ----------------- ---------------- --------------- ----------------

OCCUPANCY TYPES OF GROUP II LOANS
----------------------------------- -------------- --------------------- ------------------- --------------- ----------------- ---------------- --------------- ----------------
                                                                           PERCENTAGE OF                         WEIGHTED
                                                                          LOANS BY CUT-OFF      AVERAGE          AVERAGE          WEIGHTED         WEIGHTED        WEIGHTED
                                      NUMBER OF        CUT-OFF DATE        DATE PRINCIPAL      PRINCIPAL       COMBINED LTV        AVERAGE         AVERAGE      AVERAGE JUNIOR
OWNER OCCUPANCY                         LOANS       PRINCIPAL BALANCE         BALANCE           BALANCE           RATIO        RESIDUAL INCOME   CREDIT SCORE        RATIO
----------------------------------- -------------- --------------------- ------------------- --------------- ----------------- ---------------- --------------- ----------------
Primary Residence                       3,739              $222,422,655        92.61%           $59,487           87.04%           $8,740            702            22.55%
Second/Vacation                          165                  7,443,890         3.10             45,114           89.00            16,329            727             17.03
Non-Owner Occupied                       247                 10,294,096         4.29             41,677           89.00            16,403            730             20.94
                                    -------------- --------------------- ------------------- --------------- ----------------- ---------------- --------------- ----------------
TOTAL:                                  4,151              $240,160,641       100.00%           $57,856           87.18%           $9,335            704            22.33%
                                    -------------- --------------------- ------------------- --------------- ----------------- ---------------- --------------- ----------------

PRINCIPAL BALANCES OF GROUP II LOANS
--------------------------------------- --------------- ---------------------- ----------------------- ------------------- ----------------- ----------------- -----------------
                                                                                PERCENTAGE OF LOANS                            WEIGHTED          WEIGHTED          WEIGHTED
                                          NUMBER OF         CUT-OFF DATE          BY CUT-OFF DATE       WEIGHTED AVERAGE       AVERAGE        AVERAGE CREDIT    AVERAGE JUNIOR
RANGE OF PRINCIPAL BALANCE ($)              LOANS         PRINCIPAL BALANCE      PRINCIPAL BALANCE     COMBINED LTV RATIO  RESIDUAL INCOME        SCORE             RATIO
--------------------------------------- --------------- ---------------------- ----------------------- ------------------- ----------------- ----------------- -----------------
$0.01 - $25,000.00                          1,050                 $15,902,644          6.62%                 79.96%             $5,251             701              19.69%
$25,000.01 - $50,000.00                     1,263                  47,634,033          19.83                 87.57              5,912              697              19.37
$50,000.01 - $75,000.00                      815                   50,349,917          20.97                 88.76              7,048              700              20.04
$75,000.01 - $100,000.00                     438                   38,933,291          16.21                 88.56              8,790              700              22.97
$100,000.01 - $125,000.00                    228                   25,690,369          10.70                 91.43              9,754              710              24.00
$125,000.01 - $150,000.00                    201                   28,136,117          11.72                 90.22              12,601             702              23.79
$150,000.01 - $175,000.00                     41                    6,717,401           2.80                 88.20              13,230             716              26.79
$175,000.01 - $200,000.00                     68                   13,244,555           5.51                 82.08              15,240             715              28.52
$200,000.01 - $225,000.00                     5                     1,064,590           0.44                 82.63              15,720             693              31.94
$225,000.01 - $250,000.00                     16                    3,865,962           1.61                 90.19              17,613             722              34.34
$250,000.01 - $275,000.00                     7                     1,837,563           0.77                 80.18              34,770             733              26.67
$275,000.01 - $300,000.00                     11                    3,245,090           1.35                 86.48              18,646             716              27.50
Greater than $300,000.00                      8                     3,539,108           1.47                 81.04              21,653             762              45.32
                                        --------------- ---------------------- ----------------------- ------------------- ----------------- ----------------- -----------------
TOTAL:                                      4,151                $240,160,641         100.00%                87.18%             $9,335             704              22.33%
                                        --------------- ---------------------- ----------------------- ------------------- ----------------- ----------------- -----------------

As of the cut-off date, the average unpaid principal balance of the Loans was approximately $57,856

GROSS MARGIN OF GROUP II LOANS
----------------------------------- ------------- -------------------- ---------------------- --------------- ---------------- ---------------- --------------- ----------------
                                                                                                                 WEIGHTED
                                                                        PERCENTAGE OF LOANS      AVERAGE          AVERAGE         WEIGHTED         WEIGHTED        WEIGHTED
                                     NUMBER OF       CUT-OFF DATE         BY CUT-OFF DATE       PRINCIPAL      COMBINED LTV        AVERAGE         AVERAGE      AVERAGE JUNIOR
RANGE OF GROSS MARGINS (%)             LOANS       PRINCIPAL BALANCE     PRINCIPAL BALANCE       BALANCE           RATIO       RESIDUAL INCOME   CREDIT SCORE        RATIO
----------------------------------- ------------- -------------------- ---------------------- --------------- ---------------- ---------------- --------------- ----------------
Less than 0.000                          13                  $819,568          0.34%             $63,044          69.87%           $10,513           743            29.36%
0.000                                   120                 7,265,656          3.03               60,547           75.62           12,609            742             30.35
0.001 - 0.500                           273                16,024,758          6.67               58,699           72.80            9,875            734             29.31
0.501 - 1.000                           374                19,456,139          8.10               52,022           77.04           11,377            719             23.91
1.001 - 1.500                           393                20,828,005          8.67               52,997           79.17           10,811            707             23.02
1.501 - 2.000                           438                24,661,503          10.27              56,305           85.06            8,121            709             22.41
2.001 - 2.500                           475                26,946,980          11.22              56,730           89.13           10,111            711             19.59
2.501 - 3.000                           442                28,810,542          12.00              65,182           91.97           10,821            711             19.66
3.001 - 3.500                           378                23,142,888          9.64               61,225           93.65            8,263            695             20.76
3.501 - 4.000                           373                23,540,244          9.80               63,111           95.05            8,980            689             20.24
4.001 - 4.500                           286                16,942,258          7.05               59,239           96.36            7,538            689             20.67
4.501 - 5.000                           250                13,541,084          5.64               54,164           96.58            6,365            683             21.58
5.001 - 5.500                           116                 6,385,836          2.66               55,050           94.72            7,210            670             20.48
Over 5.5                                220                11,795,179          4.91               53,614           96.63            6,246            670             21.73
                                    ------------- -------------------- ---------------------- --------------- ---------------- ---------------- --------------- ----------------
TOTAL:                                 4,151             $240,160,641         100.00%            $57,856          87.18%           $9,335            704            22.33%
                                    ------------- -------------------- ---------------------- --------------- ---------------- ---------------- --------------- ----------------

As of the cut-off date, the Weighted average gross margin of the Loans was approximately 2.67%

DEBT-TO-INCOME RATIOS OF GROUP II LOANS
--------------------------------------------------------------------------
                                                                           --------------------- -------------- ---------------- --------------- --------------- ---------------
RANGE OF DEBT-TO-INCOME RATIOS (%)     NUMBER OF         CUT-OFF DATE      PERCENTAGE OF LOANS      AVERAGE        WEIGHTED         WEIGHTED        WEIGHTED        WEIGHTED
                                                                                                                    AVERAGE         AVERAGE
                                                                             BY CUT-OFF DATE       PRINCIPAL     COMBINED LTV       RESIDUAL        AVERAGE         AVERAGE
                                         LOANS        PRINCIPAL BALANCE     PRINCIPAL BALANCE       BALANCE          RATIO           INCOME       CREDIT SCORE    JUNIOR RATIO
------------------------------------ --------------- --------------------- --------------------- -------------- ---------------- --------------- --------------- ---------------
5.01 - 10.00                               8                     $671,607         0.28%             $83,951         88.55%          $74,389           734            17.20%
10.01 - 15.00                              18                   1,148,181          0.48             63,788           82.14           42,103           717            19.58
15.01 - 20.00                              48                   2,109,817          0.88             43,955           79.98           17,458           710            26.61
20.01 - 25.00                             118                   5,151,639          2.15             43,658           80.99           16,005           722            24.24
25.01 - 30.00                             255                  12,292,971          5.12             48,208           82.91           13,679           707            22.93
30.01 - 35.00                             515                  26,412,761         11.00             51,287           84.43           12,243           706            23.26
35.01 - 40.00                             931                  48,492,013         20.19             52,086           86.12           8,894            703            20.27
40.01 - 45.00                            1,407                 82,608,824         34.40             58,713           86.78           7,444            697            23.30
45.01 - 50.00                             457                  33,371,694         13.90             73,023           92.10           7,221            706            22.39
50.01 - 55.00                              54                   4,393,270          1.83             81,357           91.20           5,970            714            23.15
                                     --------------- --------------------- --------------------- -------------- ---------------- --------------- --------------- ---------------
Subtotal with DTI                        3,811                216,652,776         90.21             56,849           86.72           9,335            703            22.49
Not Available                             340                  23,507,864          9.79             69,141           91.70             NA             713            20.78
                                     --------------- --------------------- --------------------- -------------- ---------------- --------------- --------------- ---------------
TOTAL:                                   4,151               $240,160,641        100.00%            $57,856         87.18%           $9,335           704            22.33%
                                     --------------- --------------------- --------------------- -------------- ---------------- --------------- --------------- ---------------

As of the cut-off date, the Weighted average debt-to-income ratio of the Loans was approximately 40.09%

RESIDUAL INCOME OF GROUP II LOANS
------------------------------------------- -------------- ---------------------- ----------------------- ---------------- ------------------ ---------------- -----------------
                                                                                   PERCENTAGE OF LOANS        AVERAGE      WEIGHTED AVERAGE      WEIGHTED          WEIGHTED
                                              NUMBER OF        CUT-OFF DATE          BY CUT-OFF DATE         PRINCIPAL       COMBINED LTV     AVERAGE CREDIT    AVERAGE JUNIOR
RANGE OF RESIDUAL INCOME BALANCES               LOANS        PRINCIPAL BALANCE      PRINCIPAL BALANCE         BALANCE            RATIO             SCORE            RATIO
------------------------------------------- -------------- ---------------------- ----------------------- ---------------- ------------------ ---------------- -----------------
Less than 1,500                                  19                     $625,611          0.26%               $32,927           74.53%              703             26.61%
1,500 - 1,999                                    103                   2,485,010           1.03               24,126             87.23              686             22.85
2,000 - 2,999                                    424                  13,935,401           5.80               32,867             84.96              691             27.27
3,000 - 3,999                                    597                  23,975,685           9.98               40,160             87.29              691             25.76
4,000 - 4,999                                    559                  25,112,635          10.46               44,924             87.38              697             23.99
5,000 - 5,999                                    469                  24,931,756          10.38               53,159             88.23              705             22.06
Greater than or equal to 6,000                  1,639                125,585,295          52.29               76,623             86.43              707             21.11
                                            -------------- ---------------------- ----------------------- ---------------- ------------------ ---------------- -----------------
Subtotal with Residual Income                   3,810                216,651,393          90.21               56,864             86.73              703             22.47
Not Available                                    341                  23,509,247           9.79               68,942             91.56              713             20.94
                                            -------------- ---------------------- ----------------------- ---------------- ------------------ ---------------- -----------------
TOTAL:                                          4,151               $240,160,641         100.00%              $57,856           87.18%              704             22.33%
                                            -------------- ---------------------- ----------------------- ---------------- ------------------ ---------------- -----------------

As of the cut-off date, the Weighted average residual income of the mortgagors for the Loans was approximately $9,335

DOCUMENTATION TYPE OF GROUP II LOANS
------------------------------------- -------------- -------------------- -------------------- -------------- ----------------- --------------- ---------------- ---------------
                                                                             PERCENTAGE OF                        WEIGHTED         WEIGHTED
                                                                           LOANS BY CUT-OFF       AVERAGE         AVERAGE          AVERAGE         WEIGHTED         WEIGHTED
                                        NUMBER OF       CUT-OFF DATE        DATE PRINCIPAL       PRINCIPAL      COMBINED LTV       RESIDUAL     AVERAGE CREDIT      AVERAGE
DOCUMENTATION TYPES                       LOANS       PRINCIPAL BALANCE         BALANCE           BALANCE          RATIO            INCOME           SCORE        JUNIOR RATIO
------------------------------------- -------------- -------------------- -------------------- -------------- ----------------- --------------- ---------------- ---------------
Full Documentation                        1,444              $73,185,663        30.47%            $50,683          87.63%           $9,020            706            25.11%
Lite Documentation                         34                  1,771,870         0.74             52,114           88.01            6,712             697            25.57
Stated Income                             2,250              135,711,059         56.51            60,316           86.07            9,571             700            21.03
No Income/No Asset                          2                     62,910         0.03             31,455           66.15              NA              672            35.19
No Ratio                                   336                23,111,955         9.62             68,786           91.89              NA              712            20.67
Fast Doc/Reduced                           18                  1,316,696         0.55             73,150           81.28            9,960             699            22.71
One Paystub                                22                  1,328,209         0.55             60,373           89.52            10,229            719            23.12
Stated Income/Stated Asset                 43                  3,339,279         1.39             77,658           93.07            7,438             720            20.84
No Documentation                            2                    333,000         0.14             166,500          87.73              NA              736            23.30
                                      -------------- -------------------- -------------------- -------------- ----------------- --------------- ---------------- ---------------
TOTAL:                                    4,151             $240,160,641        100.00%           $57,856          87.18%           $9,335            704            22.33%
                                      -------------- -------------------- -------------------- -------------- ----------------- --------------- ---------------- ---------------

RESIDENTIAL FUNDING MORTGAGE SECURITIES, II, INC.
HOME EQUITY LOAN-BACKED TERM NOTES, SERIES 2007-HSA3
This Information was prepared by Residential Funding Securities, LLC, in its capacity as underwriter.  This information should be considered only after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates and
Other Information, which should be attached.  Do not use or rely on this information if you have not received and reviewed this Statement.  You may obtain a copy of the Statement from your sales representative.

FREE WRITING PROSPECTUS
SUPPLEMENTAL
----------------------------------------------------------------------------------------------------------------------------------

                                                    $809,499,000 (APPROXIMATE)

                                                    GMAC RFC   [GRAPHIC OMITTED]

                                               HOME EQUITY LOAN-BACKED TERM NOTES,
                                                     SERIES 2007-HSA3

                                      RESIDENTIAL FUNDING MORTGAGE SECURITIES II, INC.
                                                          DEPOSITOR

                                              RESIDENTIAL FUNDING COMPANY, LLC
                                                 SELLER AND MASTER SERVICER

                                                        MAY 21, 2007

                                              GMAC RFC Securities  [GRAPHIC OMITTED]

                ANY TRANSACTIONS IN THE OFFERED NOTES WILL BE EFFECTED THROUGH RESIDENTIAL FUNDING SECURITIES, LLC

EXPECTED TIMING:                  Pricing Date:                                On or about  May 23, 2007
                                  Settlement Date:                             On or about  May 30, 2007
                                  First Payment Date:                          June 25, 2007

STRUCTURE:                        Fixed Rate HEL:                              O/C and MBIA Wrap
                                  Adjustable Rate HELOC:                       O/C and MBIA Wrap
                                  Rating Agencies:                             Moody's and S&P

             STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES, AND OTHER INFORMATION

Any transactions in the notes will be effected through Residential Funding Securities, LLC.

The information herein has been provided solely by Residential Funding Securities, LLC ("RFS") based on information with respect to the home equity loans provided by Residential Funding Company, LLC ("RFC") and its affiliates. RFS is a wholly owned subsidiary of RFC.

Neither the issuing entity nor any of its affiliates prepared, provided, approved or verified any statistical or numerical information presented herein, although that information may be based in part on loan level data provided by the issuing entity or its affiliates.

THE  DEPOSITOR HAS FILED A  REGISTRATION  STATEMENT  (INCLUDING A PROSPECTUS)  WITH THE SEC FOR THE OFFERING TO WHICH
THIS  COMMUNICATION  RELATES.  BEFORE YOU INVEST,  YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION  STATEMENT AND
OTHER  DOCUMENTS  THE  DEPOSITOR  HAS FILED WITH THE SEC FOR MORE  COMPLETE  INFORMATION  ABOUT THE DEPOSITOR AND THE
OFFERING.  YOU MAY GET  THESE  DOCUMENTS  AT NO  CHARGE  BY  VISITING  EDGAR  ON THE  SEC  WEB  SITE AT  WWW.SEC.GOV.
ALTERNATIVELY,  THE DEPOSITOR,  ANY UNDERWRITER OR ANY DEALER  PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU
THE PROSPECTUS AT NO CHARGE IF YOU REQUEST IT BY CALLING TOLL-FREE (888) 523-3990.

The notes may not be suitable  for all  investors.  RFS and its  affiliates  may acquire,  hold or sell  positions in these notes,  or in related  derivatives,  and may have an  investment or commercial  banking  relationship  with the depositor.

The notes referred to in these materials are being sold when, as and if issued.  The issuing entity is not obligated to issue such notes or any similar security and RFS's obligation to deliver such notes is subject to the terms and conditions of the underwriting agreement with the depositor and the availability of such notes when, as and if issued by the issuing entity.  You are advised that the terms of the notes of any series, and the characteristics of the home equity loan pool backing them, may change (due, among other things, to the possibility that home equity loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different home equity loans may be added to the pool, and that one or more classes of notes may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus for that series.  You are advised that notes may not be issued that have the characteristics described in these materials.
RFS's obligation to sell such notes to you is conditioned on the home equity loans and notes having the characteristics described in these materials.  If for any reason RFS does not deliver such notes, RFS will notify you, and neither the issuing entity nor any underwriter will have any obligation to you to deliver all or any portion of the notes which you have committed to purchase.

Investors are urged to read the base prospectus, free writing prospectus or preliminary prospectus supplement and the prospectus supplement and other relevant documents filed or to be filed with the Securities and Exchange
Commission because they contain important information.

This free writing  prospectus is being delivered to you solely to provide you with information  about the offering of the notes  referred to in this free writing  prospectus  and to solicit an offer to purchase the notes,  when, as and if issued.  Any such  offer to  purchase  made by you will not be  accepted  and will not  constitute  a  contractual commitment  by you to purchase  any of the notes until we have  accepted  your offer to purchase  notes.  We will not accept any offer by you to purchase the notes,  and you will not have any  contractual  commitment to purchase any of the notes until after you have received the  preliminary  prospectus.  You may withdraw your offer to purchase  notes at any time prior to our acceptance of your offer.  The  information in this free writing  prospectus  supersedes any information contained in any prior materials relating to the notes.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

RFS and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the notes mentioned herein or derivatives thereof (including options).  Information in these materials is current as of the date appearing on the material only.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus supersedes information contained in any prior similar free writing prospectus relating to these notes prior to the time of your commitment to purchase any notes.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these notes in any state where such offer, solicitation or sale is not permitted.

All assumptions and information in this report reflect RFS's judgment as of this date and are subject to change.
All analyses are based on certain assumptions noted herein and different assumptions could yield substantially different results. You are cautioned that there is no universally accepted method for analyzing financial instruments. You should review the assumptions; there may be differences between these assumptions and your actual business practices. Further, RFS does not guarantee any results and there is no guarantee as to the liquidity of the instruments involved in this analysis.

The decision to adopt any strategy remains your responsibility.  RFS (or any of its affiliates) or their officers, directors, analysts or employees may have positions in notes, commodities or derivative instruments thereon referred to here, and may, as principal or agent, buy or sell such notes, commodities or derivative instruments. In addition, RFS may make a market in the notes referred to herein.

Finally,  RFS has not addressed the legal,  accounting and tax  implications of the analysis with respect to you, and RFS strongly urges you to seek advice from your counsel, accountant and tax advisor.

----------------------------------------------------------------
                         GROUP I HELS
             CLASS A-I-1 NET WAC CAP RATE SCHEDULE
----------------------------------------------------------------
     PERIOD            PAYMENT DATE          NET WAC CAP RATE
                                                 (%) (1)
----------------- ------------------------ ---------------------
       1                25-Jun-2007               11.65
       2                25-Jul-2007               10.10
       3                25-Aug-2007                9.78
       4                25-Sep-2007                9.78
       5                25-Oct-2007               10.10
       6                25-Nov-2007                9.78
       7                25-Dec-2007               10.11
       8                25-Jan-2008                9.78
       9                25-Feb-2008                9.78
       10               25-Mar-2008               10.46
       11               25-Apr-2008                9.79
       12               25-May-2008               10.12
       13               25-Jun-2008                9.79
       14               25-Jul-2008               10.12
       15               25-Aug-2008                9.79
       16               25-Sep-2008                9.80
       17               25-Oct-2008               10.12
       18               25-Nov-2008                9.80
       19               25-Dec-2008               10.13
       20               25-Jan-2009                9.80
       21               25-Feb-2009                9.80
----------------- ------------------------ ---------------------

NOTES:
    (1)  Run at the Pricing Speed Assumption to the optional redemption date.

                                             GROUP I CLASS A SENSITIVITY ANALYSIS
                                                       TO 10% CALL

------------------------------------------- ------------------ ----------------- ----------------- ----------------- ----------------- ------------------
PREPAYMENT ASSUMPTIONS                           0% PPC            50% PPC           75% PPC           100% PPC          125% PPC          150% PPC
------------------------------------------- ------------------ ----------------- ----------------- ----------------- ----------------- ------------------
CLASS A-I-1
Avg. Life (yrs)                                   11.31              1.60              1.14              0.90              0.75              0.65
First Principal Payment                           Jun07             Jun07             Jun07             JUN07             Jun07              Jun07
Last Principal Payment                            Mar22             Oct10             Aug09             Feb09             Oct08              Jul08
Principal Window Months                            178                41                27                21                17                14
------------------------------------------- ------------------ ----------------- ----------------- ----------------- ----------------- ------------------
CLASS A-I-2
Avg. Life (yrs)                                   14.83              4.03              2.66              2.00              1.60              1.34
First Principal Payment                           Mar22             Oct10             Aug09             FEB09             Oct08              Jul08
Last Principal Payment                            Apr22             Feb12             Jun10             Sep09             Mar09              Nov08
Principal Window Months                             2                 17                11                8                 6                  5
------------------------------------------- ------------------ ----------------- ----------------- ----------------- ----------------- ------------------
CLASS A-I-3
Avg. Life (yrs)                                   15.27              6.77              4.16              3.00              2.30              1.86
First Principal Payment                           Apr22             Feb12             Jun10             Sep09             Mar09              Nov08
Last Principal Payment                            May25             Feb17             Nov12             APR11             May10              Aug09
Principal Window Months                            38                 61                30                20                15                10
------------------------------------------- ------------------ ----------------- ----------------- ----------------- ----------------- ------------------
CLASS A-I-4
Avg. Life (yrs)                                   21.15             12.34              7.66              5.00              3.70              2.81
First Principal Payment                           May25             Feb17             Nov12             Apr11             May10              Aug09
Last Principal Payment                            Feb30             May21             Dec16             FEB14             Feb12              Dec10
Principal Window Months                            58                 52                50                35                22                17
------------------------------------------- ------------------ ----------------- ----------------- ----------------- ----------------- ------------------
CLASS A-I-5
Avg. Life (yrs)                                   22.74             13.99              9.57              7.05              5.30              4.15
First Principal Payment                           Feb30             May21             Dec16             Feb14             Feb12              Dec10
Last Principal Payment                            Feb30             May21             Dec16             JUN14             Nov12              Nov11
Principal Window Months                             1                 1                 1                 5                 10                12
------------------------------------------- ------------------ ----------------- ----------------- ----------------- ----------------- ------------------
CLASS A-I-6
Avg. Life (yrs)                                   12.73              7.56              6.70              5.90              4.97              4.25
First Principal Payment                           Jun10             Jun10             Jun10             JUN10             Jun10              Jun10
Last Principal Payment                            Apr22             May21             Dec16             Jun14             Nov12              Nov11
Principal Window Months                            143               132                79                49                30                18
------------------------------------------- ------------------ ----------------- ----------------- ----------------- ----------------- ------------------

                                           GROUP I CLASS A SENSITIVITY ANALYSIS
                                                       TO MATURITY

------------------------------------------ ---------------- ----------------- ---------------- ----------------- ------------------ -----------------
PREPAYMENT ASSUMPTIONS                         0% PPC           50% PPC           75% PPC          100% PPC          125% PPC           150% PPC
------------------------------------------ ---------------- ----------------- ---------------- ----------------- ------------------ -----------------
CLASS A-I-1
Avg. Life (yrs)                                 11.31             1.60             1.14              0.90              0.75               0.65
First Principal Payment                         Jun07            Jun07             Jun07            JUN07              Jun07             Jun07
Last Principal Payment                          Mar22            Oct10             Aug09            Feb09              Oct08             Jul08
Principal Window Months                          178               41               27                21                17                 14
------------------------------------------ ---------------- ----------------- ---------------- ----------------- ------------------ -----------------
CLASS A-I-2
Avg. Life (yrs)                                 14.83             4.03             2.66              2.00              1.60               1.34
First Principal Payment                         Mar22            Oct10             Aug09            FEB09              Oct08             Jul08
Last Principal Payment                          Apr22            Feb12             Jun10            Sep09              Mar09             Nov08
Principal Window Months                           2                17               11                8                  6                 5
------------------------------------------ ---------------- ----------------- ---------------- ----------------- ------------------ -----------------
CLASS A-I-3
Avg. Life (yrs)                                 15.27             6.77             4.16              3.00              2.30               1.86
First Principal Payment                         Apr22            Feb12             Jun10            Sep09              Mar09             Nov08
Last Principal Payment                          May25            Feb17             Nov12            APR11              May10             Aug09
Principal Window Months                          38                61               30                20                15                 10
------------------------------------------ ---------------- ----------------- ---------------- ----------------- ------------------ -----------------
CLASS A-I-4
Avg. Life (yrs)                                 21.34            12.49             7.84              5.00              3.70               2.81
First Principal Payment                         May25            Feb17             Nov12            Apr11              May10             Aug09
Last Principal Payment                          Jun31            Mar22             Aug18            FEB14              Feb12             Dec10
Principal Window Months                          74                62               70                35                22                 17
------------------------------------------ ---------------- ----------------- ---------------- ----------------- ------------------ -----------------
CLASS A-I-5
Avg. Life (yrs)                                 26.16            15.99             13.62            10.45              6.80               4.26
First Principal Payment                         Jun31            Mar22             Aug18            Feb14              Feb12             Dec10
Last Principal Payment                          Aug36            Jan29             Sep23            FEB22              Jul19             Nov12
Principal Window Months                          63                83               62                97                90                 24
------------------------------------------ ---------------- ----------------- ---------------- ----------------- ------------------ -----------------
CLASS A-I-6
Avg. Life (yrs)                                 12.73             7.57             6.79              6.28              5.94               5.58
First Principal Payment                         Jun10            Jun10             Jun10            JUN10              Jun10             Jun10
Last Principal Payment                          Apr22            Apr22             Mar22            Jan22              May19             Mar17
Principal Window Months                          143              143               142              140                108                82
------------------------------------------ ---------------- ----------------- ---------------- ----------------- ------------------ -----------------

                                             CLASS A-II SENSITIVITY ANALYSIS
                                                       TO 10% CALL

----------------------------------------- --------------- -------------- --------------- --------------- -------------- --------------- --------------
PREPAYMENT ASSUMPTIONS                         DRAW          0% CPR         20% CPR         30% CPR         40% CPR        50% CPR         60% CPR
----------------------------------------- --------------- -------------- --------------- --------------- -------------- --------------- --------------
Avg. Life (yrs)                                 0%            18.00           3.89            2.46           1.73            1.27           0.96
Modified Duration (Years) (1)                                 10.98           3.25            2.18           1.58            1.19           0.92
First Principal Payment                                       Dec07          Jun07           Jun07           JUN07          Jun07           Jun07
Last Principal Payment                                        Jan33          Aug17           Nov13           DEC11          Sep10           Dec09
Principal Window (months)                                      302            123              78             55              40             31
----------------------------------------- --------------- -------------- --------------- --------------- -------------- --------------- --------------

----------------------------------------- --------------- -------------- --------------- --------------- -------------- --------------- --------------
Avg. Life (yrs)                                10%            18.05           5.73            3.37           2.18            1.51           1.10
Modified Duration (Years) (1)                                 10.99           4.54            2.89           1.96            1.4            1.04
First Principal Payment                                       Dec07          Jun07           Jun07           JUN07          Jun07           Jun07
Last Principal Payment                                        Oct33          Jan22           Aug16           FEB13          May11           Apr10
Principal Window (months)                                      311            176             111             69              48             35
----------------------------------------- --------------- -------------- --------------- --------------- -------------- --------------- --------------

----------------------------------------- --------------- -------------- --------------- --------------- -------------- --------------- --------------
Avg. Life (yrs)                                15%            18.05           6.99            4.02           2.52            1.68           1.19
Modified Duration (Years) (1)                                 11.00           5.44            3.37           2.24            1.54           1.12
First Principal Payment                                       Dec07          Jun07           Jun07           JUN07          Jun07           Jun07
Last Principal Payment                                        Oct33          Dec22           Jun18           FEB14          Oct11           Jul10
Principal Window (months)                                      311            187             133             81              53             38
----------------------------------------- --------------- -------------- --------------- --------------- -------------- --------------- --------------

----------------------------------------- --------------- -------------- --------------- --------------- -------------- --------------- --------------
Avg. Life (yrs)                                20%            18.06           8.75            4.85           2.97            1.90           1.29
Modified Duration (Years) (1)                                 11.00           6.67            3.99           2.59            1.73           1.21
First Principal Payment                                       Dec07          Dec07           Jun07           JUN07          Jun07           Jun07
Last Principal Payment                                        Oct33          Mar25           Oct20           JUL15          May12           Oct10
Principal Window (months)                                      311            208             161             98              60             41
----------------------------------------- --------------- -------------- --------------- --------------- -------------- --------------- --------------

----------------------------------------- --------------- -------------- --------------- --------------- -------------- --------------- --------------
Avg. Life (yrs)                                25%            18.06           8.79            5.95           3.53            2.21           1.44
Modified Duration (Years) (1)                                 11.00           6.69            4.81           3.02            1.98           1.34
First Principal Payment                                       Dec07          Dec07           Jun07           JUN07          Jun07           Jun07
Last Principal Payment                                        Oct33          Aug25           Feb22           JUL17          Mar13           Mar11
Principal Window (months)                                      311            213             177             122             70             46
----------------------------------------- --------------- -------------- --------------- --------------- -------------- --------------- --------------

 (1) Assumes price of 100%.

                                             CLASS A-II SENSITIVITY ANALYSIS
                                                       TO MATURITY

------------------------------------------- --------------- -------------- --------------- --------------- -------------- --------------- --------------
PREPAYMENT ASSUMPTIONS                           DRAW          0% CPR         20% CPR         30% CPR         40% CPR        50% CPR         60% CPR
------------------------------------------- --------------- -------------- --------------- --------------- -------------- --------------- --------------
Avg. Life (yrs)                                   0%            18.20           4.18            2.68           1.88            1.39           1.05
Modified Duration (Years) (1)                                   11.02           3.39            2.32           1.69            1.28           0.98
First Principal Payment                                         Dec07          Jun07           Jun07           JUN07          Jun07           Jun07
Last Principal Payment                                          Jan37          Mar27           Nov21           OCT17          Jan15           Mar13
Principal Window (months)                                        350            238             174             125             92             70
------------------------------------------- --------------- -------------- --------------- --------------- -------------- --------------- --------------

------------------------------------------- --------------- -------------- --------------- --------------- -------------- --------------- --------------
Avg. Life (yrs)                                  10%            18.19           5.82            3.51           2.33            1.64           1.19
Modified Duration (Years) (1)                                   11.02           4.57            2.96           2.06            1.5            1.12
First Principal Payment                                         Dec07          Jun07           Jun07           JUN07          Jun07           Jun07
Last Principal Payment                                          Jan37          Jan30           Oct23           DEC19          Jun16           Dec13
Principal Window (months)                                        350            272             197             151            109             79
------------------------------------------- --------------- -------------- --------------- --------------- -------------- --------------- --------------

------------------------------------------- --------------- -------------- --------------- --------------- -------------- --------------- --------------
Avg. Life (yrs)                                  15%            18.19           7.07            4.10           2.64            1.81           1.29
Modified Duration (Years) (1)                                   11.03           5.47            3.41           2.31            1.64            1.2
First Principal Payment                                         Dec07          Jun07           Jun07           JUN07          Jun07           Jun07
Last Principal Payment                                          Jan37          Feb31           Mar25           APR21          Jun17           Jul14
Principal Window (months)                                        350            285             214             167            121             86
------------------------------------------- --------------- -------------- --------------- --------------- -------------- --------------- --------------

------------------------------------------- --------------- -------------- --------------- --------------- -------------- --------------- --------------
Avg. Life (yrs)                                  20%            18.20           8.80            4.88           3.04            2.03           1.41
Modified Duration (Years) (1)                                   11.03           6.69             4             2.63            1.82            1.3
First Principal Payment                                         Dec07          Dec07           Jun07           JUN07          Jun07           Jun07
Last Principal Payment                                          Jan37          Dec31           Aug26           FEB22          May18           Feb15
Principal Window (months)                                        350            289             231             177            132             93
------------------------------------------- --------------- -------------- --------------- --------------- -------------- --------------- --------------

------------------------------------------- --------------- -------------- --------------- --------------- -------------- --------------- --------------
Avg. Life (yrs)                                  25%            18.20           8.82            5.96           3.56            2.30           1.55
Modified Duration (Years) (1)                                   11.03           6.7             4.82           3.04            2.05           1.42
First Principal Payment                                         Dec07          Dec07           Jun07           JUN07          Jun07           Jun07
Last Principal Payment                                          Jan37          Feb32           Jan28           NOV22          Jul19           Dec15
Principal Window (months)                                        350            291             248             186            146             103
------------------------------------------- --------------- -------------- --------------- --------------- -------------- --------------- --------------

(1) Assumes price of 100%.

--------------------------------------------------------------------------------------------------------------
                                   HELOC - GROUP II NET WAC RATE SCHEDULE
--------------------------------------------------------------------------------------------------------------
     PERIOD           PAYMENT DATE       NET WAC RATE      PERIOD           PAYMENT DATE        NET WAC RATE
                                            (%)(1)                                                 (%)(1)
                  --------------------- --------------- -------------- ----------------------- ---------------
       1              25-Jun-2007            9.14            36             25-May-2010            10.25
       2              25-Jul-2007            8.32            37             25-Jun-2010             9.92
       3              25-Aug-2007            8.78            38             25-Jul-2010            10.25
       4              25-Sep-2007            9.54            39             25-Aug-2010             9.92
       5              25-Oct-2007           10.23            40             25-Sep-2010             9.92
       6              25-Nov-2007            9.91            41             25-Oct-2010            10.25
       7              25-Dec-2007           10.24            42             25-Nov-2010             9.92
       8              25-Jan-2008            9.91            43             25-Dec-2010            10.25
       9              25-Feb-2008            9.92            44             25-Jan-2011             9.92
       10             25-Mar-2008           10.60            45             25-Feb-2011             9.92
       11             25-Apr-2008            9.92            46             25-Mar-2011            10.99
       12             25-May-2008           10.25            47             25-Apr-2011             9.92
       13             25-Jun-2008            9.92            48             25-May-2011            10.25
       14             25-Jul-2008           10.25            49             25-Jun-2011             9.92
       15             25-Aug-2008            9.92            50             25-Jul-2011            10.25
       16             25-Sep-2008            9.92            51             25-Aug-2011             9.92
       17             25-Oct-2008           10.25            52             25-Sep-2011             9.92
       18             25-Nov-2008            9.92            53             25-Oct-2011            10.25
       19             25-Dec-2008           10.25            54             25-Nov-2011             9.92
       20             25-Jan-2009            9.92            55             25-Dec-2011            10.25
       21             25-Feb-2009            9.92            56             25-Jan-2012             9.92
       22             25-Mar-2009           10.99            57             25-Feb-2012             9.92
       23             25-Apr-2009            9.92            58             25-Mar-2012            10.61
       24             25-May-2009           10.25            59             25-Apr-2012             9.92
       25             25-Jun-2009            9.92            60             25-May-2012            10.25
       26             25-Jul-2009           10.25            61             25-Jun-2012             9.92
       27             25-Aug-2009            9.92            62             25-Jul-2012            10.25
       28             25-Sep-2009            9.92            63             25-Aug-2012             9.92
       29             25-Oct-2009           10.26            64             25-Sep-2012             9.92
       30             25-Nov-2009            9.93            65             25-Oct-2012            10.25
       31             25-Dec-2009           10.26            66             25-Nov-2012             9.92
       32             25-Jan-2010            9.92            67             25-Dec-2012            10.25
       33             25-Feb-2010            9.92            68             25-Jan-2013             9.92
       34             25-Mar-2010           10.99            69             25-Feb-2013             9.92
       35             25-Apr-2010            9.92

(1)      Run at the pricing speed to call and assuming the Prime rate stays constant at 8.25%.

                                                  RATING AGENCY CONTACTS

-------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                                                            NAME                                                                               PHONE EXTENSION
-------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
 MOODY'S:                                                  Peter Genis                                                                          (212) 553-7764
 S&P:                                                      Ann Rossmann                                                                        (212) 438-2610
-------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------